                                                                    EXHIBIT 99.1


                            ASSET EXCHANGE AGREEMENT


                                     AMONG


                            C/HCA DEVELOPMENT, INC.


                                      AND


                        UNIVERSAL HEALTH SERVICES, INC.


                                      AND


                      AIKEN REGIONAL MEDICAL CENTERS, INC.


                                      AND


                          DALLAS FAMILY HOSPITAL, INC.


                                      AND


                         WESTLAKE MEDICAL CENTER, INC.


                                      AND


                             UHS OF DELAWARE, INC.


                           DATED AS OF MARCH 16, 1995

                               TABLE OF CONTENTS

Section                                                                                                         Page
- -------                                                                                                         ----
1.       Exchange of Assets, Excluded Assets and Assumed Liabilities. . . . . . . . . . . . . . . . . . . . . .    2
         1.1     Exchange of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         1.2     UHS Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         1.3     UHS Excluded Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         1.4     C/HCA Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         1.5     C/HCA Excluded Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         1.6     Assumed Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         1.7     Excluded Liabilities Relating to the UHS Affiliates. . . . . . . . . . . . . . . . . . . . . .    9
         1.8     Excluded Liabilities Relating to C/HCA.  . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

2.       Hospital Closing, Additional Consideration and Instruments of Transfer
         and Conveyance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         2.1     Hospital Closing Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         2.2     Additional Consideration.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         2.3     Instruments of Conveyance and Transfer of Books and Records  . . . . . . . . . . . . . . . . .   17
         2.4     Disclaimer of Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

3.       Representations and Warranties of C/HCA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         3.1     Organization, Capitalization, Authorization, Etc . . . . . . . . . . . . . . . . . . . . . . .   21
         3.2     Ownership of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         3.3     Authority and No Conflict  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         3.4     Financial Statements, Books and Records, and Change in
                 Condition. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         3.5     Absence of Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         3.6     Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         3.7     Property to Operate C/HCA Hospitals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         3.8     Trade Names, Trademarks, Copyrights, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         3.9     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         3.10    Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         3.11    Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         3.12    Employee and Labor Matters and Plans.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         3.13    Insurance Policies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         3.14    Medicare, Medicaid and Other Health Care Programs  . . . . . . . . . . . . . . . . . . . . . .   43
         3.15    Facility Surveys . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         3.16    Licenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         3.17    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         3.18    Tax Returns Through Hospital Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         3.19    FIRPTA Affidavits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         3.20    No Illegal or Improper Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         3.21    No Misleading Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         3.22    Special Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         3.23    Medical Staff Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         3.24    No Broker  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48

Section                                                                                                         Page
- -------                                                                                                         ----
4.       Representations and Warranties of UHS, UHS Sub, the UHS Affiliates
         and UHS of Delaware  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         4.1     Organization, Capitalization, Authorization, Etc.  . . . . . . . . . . . . . . . . . . . . . .   48
         4.2     Ownership of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         4.3     Authority and No Conflict  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         4.4     Financial Statements, Books and Records, and Change in
                 Condition. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
         4.5     Absence of Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
         4.6     Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
         4.7     Property to Operate UHS Hospitals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
         4.8     Trade Names, Trademarks, Copyrights, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . .   59
         4.9     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
         4.10    Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
         4.11    Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
         4.12    Employee and Labor Matters and Plans.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
         4.13    Insurance Policies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
         4.14    Medicare, Medicaid and Other Health Care Programs  . . . . . . . . . . . . . . . . . . . . . .   71
         4.15    Facility Surveys . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
         4.16    Licenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
         4.17    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
         4.18    Tax Returns Through Hospital Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . .   74
         4.19    FIRPTA Affidavits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
         4.20    No Illegal or Improper Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
         4.21    No Misleading Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
         4.22    Special Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
         4.23    Medical Staff Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76
         4.24    No Broker  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76
         4.25    No Augusta-Aiken Hospitals.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76
         4.26    Conveyance by UHS of Delaware  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76

5.       Obligations Before and After Hospital Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
         5.1     Access to Premises and Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
         5.2     Conduct of Business in Ordinary Course . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
         5.3     C/HCA Negative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
         5.4     UHS Negative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78
         5.5     Representations and Warranties True at Closing . . . . . . . . . . . . . . . . . . . . . . . .   80
         5.6     Further Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   80
         5.7     Employee Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   81
         5.8     No Shopping  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   82
         5.9     Covenants of C/HCA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   83
         5.10    Covenants of UHS, UHS Sub, the UHS Affiliates and
                 UHS of Delaware  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   83
         5.11    Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   84
         5.12    Public Announcements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85
         5.13    Confidentiality Obligations of the Parties . . . . . . . . . . . . . . . . . . . . . . . . . .   86

Section                                                                                                         Page
- -------                                                                                                         ----
         5.14    Bulk Sales Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86
         5.15    C/HCA Terminating Cost Reports and Accounts Receivable . . . . . . . . . . . . . . . . . . . .   86
         5.16    UHS Terminating Cost Reports and Accounts Receivables  . . . . . . . . . . . . . . . . . . . .   87
         5.17    C/HCA's Tax Treatment of the Transaction . . . . . . . . . . . . . . . . . . . . . . . . . . .   89
         5.18    Employment of Mickey Smith . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   89
         5.19    Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   90
         5.20    C/HCA Hospitals Operational Transition . . . . . . . . . . . . . . . . . . . . . . . . . . . .   90
         5.21    UHS Hospitals Operational Transition . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   92

6.       Conditions Precedent to the Performance of the UHS Group,
         the UHS Affiliates and UHS of Delaware.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   93
         6.1     Accuracy of Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . .   94
         6.2     Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   94
         6.3     No Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   94
         6.4     Certification by the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   94
         6.5     Opinion of C/HCA's Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   95
         6.6     Absence of Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   96
         6.7     Legal Prohibition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   96
         6.8     Consents, Approvals, Permits, Licenses, etc. . . . . . . . . . . . . . . . . . . . . . . . . .   97
         6.9     Closing Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   98
         6.10    Supplemental Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   98
         6.11    Salick Healthcare  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   98
         6.12    Realty Trust Conveyance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   99
         6.13    C/HCA Risk of Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   99
         6.14    Wage and Salaries; Termination of Pension Plans  . . . . . . . . . . . . . . . . . . . . . . .  101
         6.15    Environmental Report . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  101
         6.16    Data Processing Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  102
         6.17    Hyperbaric Chamber . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  102
         6.18    Underground Storage Tank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  102
         6.19    Condominium Unit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  102

7.       Conditions Precedent to the Performance of C/HCA.  . . . . . . . . . . . . . . . . . . . . . . . . . .  103
         7.1     Accuracy of Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . .  103
         7.2     Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  103
         7.3     No Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  103
         7.4     Certification by the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  104
         7.5     Opinion of UHS Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  104
         7.6     Absence of Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  106
         7.7     Legal Prohibition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  106
         7.8     Consents, Approvals, Permits, Licenses, etc. . . . . . . . . . . . . . . . . . . . . . . . . .  106
         7.9     Closing Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  107
         7.10    Supplemental Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  107
         7.11    Salick Healthcare  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  108
         7.12    Realty Trust Conveyance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  108
         7.13    UHS Risk of Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  108

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
Section                                                                                                         Page
- -------                                                                                                         ----
         7.14    Wages and Salaries; Termination of Pension Plans . . . . . . . . . . . . . . . . . . . . . . .  110
         7.15    Environmental Report . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  111
         7.16    DSWOP Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  111
         7.17    DSWOP Lease and Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  111
         7.18    Conveyance by UHS of Delaware  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  112
         7.19    Data Processing Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  112
         7.20    Hyperbaric Chamber . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  112
         7.21    Underground Storage Tank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  112

8.       Joint Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  113
         8.1     Access to Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  113
         8.2     Allocation of Consideration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  113

9.       Certain Actions After the Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  113
         9.1     UHS to Act as Agent for C/HCA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  113
         9.2     C/HCA to Act as Agent for the UHS Affiliates and
                 UHS of Delaware  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  115

10.      Survival of Representations; Indemnification.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  117
         10.1    Survival of Representations, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  117
         10.2    Indemnification by C/HCA.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  118
         10.3    Indemnification by the UHS Group, the UHS Affiliates and
                 UHS of Delaware. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  119
         10.4    Procedure for Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  120
         10.5    Limitations on Indemnification Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  121

11.      Entire Agreement; Modification, Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  121

12.      Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  122

13.      Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  122

14.      Successors and Assigns; Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  122

15.      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  122

16.      Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  123

                                    EXHIBITS





A        -       Confidentiality Obligations

                                   SCHEDULES


1.1(a)         C/HCA Permitted Encumbrances
1.1(b)         UHS Permitted Encumbrances
1.2            UHS Assets
1.2(a)         Contractual Rights
1.2(b)         Licenses and Permits
1.2(d)         Leases
1.2(f)         Names
1.2(h)         Intellectual Property
1.3            UHS Excluded Assets
1.4            C/HCA Assets
1.4(a)         Contractual Rights
1.4(b)         Licenses and Permits
1.4(d)         Leases
1.4(f)         Names
1.4(h)         Intellectual Property
1.5            C/HCA Excluded Assets
1.6            Assumed Liabilities
2.2            Adjustments to Cash Deposit
3.2            Ownership of Assets
3.3            No Conflict
3.4.1          C/HCA Financial Statements

3.4.3          Balance Sheet Changes
3.6            Real Property
3.8            Tradenames
3.9            Litigation
3.10           Compliance
3.11           Contracts
3.12           Employee Matters
3.13           Insurance Policies
3.14           Professional Staff
3.16           Licenses
3.17           Taxes
3.23           Medical Staff
4.2            Ownership of Assets
4.3            No Conflict
4.4.1          UHS Financial Statements
4.4.3          Balance Sheet Changes
4.6            Real Property
4.8            Tradenames
4.9            Litigation
4.11           Contract
4.12           Employee Matters
4.13           Insurance Policies
4.14           Professional Staff

4.16           Licenses
4.17           Taxes
4.23           Medical Staff
7.16           DSWOP Covenants

                            ASSET EXCHANGE AGREEMENT

     ASSET EXCHANGE AGREEMENT, made as of the 16th day of March 1995, by and among C/HCA DEVELOPMENT, INC., a South Carolina corporation, formerly known as AIKEN COMMUNITY HOSPITAL, INC. ("C/HCA"), UNIVERSAL HEALTH SERVICES, INC., a Delaware corporation ("UHS"), AIKEN REGIONAL MEDICAL CENTERS, INC., a South Carolina corporation ("UHS Sub"), Dallas Family Hospital Inc., a Texas corporation, Westlake Medical Center, Inc., a California corporation, and UHS of Delaware, Inc., a Delaware corporation ("UHS of Delaware"). Dallas Family Hospital Inc., Westlake Medical Center, Inc., UHS Sub and UHS of Delaware are wholly-owned subsidiaries of UHS; Dallas Family Hospital, Inc. and Westlake Medical Center, Inc. are sometimes collectively referred to herein as (the "UHS Affiliates"). UHS and UHS Sub are sometimes collectively referred to herein as (the "UHS Group").

                             W I T N E S S E T H :

     WHEREAS, C/HCA, through the Aiken Regional Medical Center, the Aurora Pavilion and the Carolina Cancer Center (collectively, the "C/HCA Hospitals") provides health care related services in the State of South Carolina; and

     WHEREAS, Dallas Family Hospital, Inc., through the Dallas Family Hospital, provides health care related services in the State of Texas (the "Dallas Hospital") and Westlake Medical Center, Inc., through the Westlake Hospital, provides health care related services in the State of California (the "California Hospital") (the Dallas

Hospital and the California Hospital are collectively referred to herein as the "UHS Hospitals"); and

     WHEREAS, immediately prior to the consummation of the transactions contemplated hereby, UHS of Delaware intends to acquire the UHS Assets from the UHS Affiliates; and

     WHEREAS, C/HCA desires to exchange substantially all of the assets used by C/HCA in the operation of the C/HCA Hospitals for substantially all of the assets used by the UHS Affiliates in the operation of the UHS Hospitals and UHS, the UHS Affiliates and UHS Sub desire to effect such exchange; and

     WHEREAS, C/HCA intends and desires to effectuate its portion of the above-referenced exchange in a transaction qualifying as an exchange of "like kind" property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code") and the UHS Affiliates and UHS of Delaware desire to sell the UHS Hospitals and UHS Sub desires to acquire the C/HCA Assets.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

     1.     Exchange of Assets, Excluded Assets and Assumed Liabilities.

            1.1 Exchange of Assets. Subject to the terms and upon satisfaction of the conditions contained herein, on the Hospital Closing Date (as defined herein), UHS, UHS of Delaware and the UHS Affiliates shall transfer, convey or assign to C/HCA, their right, title and interest in and to the UHS Assets (as defined herein), free and clear of all liens, charges and encumbrances of any nature whatsoever (collectively "Liens") except for Permitted Encumbrances (as defined herein), along with the additional consideration specified in Section 2.2 hereof, and C/HCA shall transfer, convey or assign to UHS Sub all of C/HCA's right, title and interest in and to the C/HCA Assets (as defined herein), free and clear of all Liens except for Permitted Encumbrances. The exchange of the foregoing assets is sometimes referred to herein as (the "Exchange"). "Permitted Encumbrances" shall mean
(a) the lien of current taxes not yet due and payable, (b) easements, rights of way, servitudes, restrictions and other matters which, in the aggregate, and in the sole discretion of the transferee of the UHS Assets or the C/HCA Assets, as the case may be, do not materially adversely affect the use or value of the UHS Assets or the C/HCA Assets, as the case may be, and (c) the Assumed Liabilities (as defined herein). Set forth on Schedule 1.1(a) hereto are those restrictions described in subclause (b) above which UHS has determined, in its sole discretion, are the only Permitted Encumbrances with respect to the C/HCA Assets. Set forth on Schedule 1.1(b) hereto are those restrictions described in subclause (b) above which C/HCA has determined, in its sole discretion, are Permitted Encumbrances with respect to the UHS Assets.

            1.2 UHS Assets. The "UHS Assets" shall mean all personal, tangible and intangible properties, and the real property and improvements, owned or leased, of the UHS Affiliates and UHS of Delaware used in connection with the operation of the UHS Hospitals as set forth below other than the UHS Excluded Assets (as defined below), including, without limitation, those more particularly described in the Schedules to this Section 1.2, including the going concern value of the UHS Hospitals, if any.

                   (a) Contractual Rights: all rights and benefits of the UHS Affiliates and UHS of Delaware under those contracts relating to the operation of the UHS Hospitals as listed on Schedule 1.2(a) hereto (which also recites those contracts, the assignment of which by their terms requires third party consent) (the "C/HCA Assumed Contracts");

                   (b) Licenses and Permits: to the extent permitted by applicable law and regulation, all licenses and permits held or used by the UHS Affiliates and UHS of Delaware in connection with the ownership and operation of the UHS Assets and the conduct of the operation of the UHS Hospitals as listed on Schedule 1.2(b) hereto;

                   (c) Equipment: all equipment, computers, computer hardware and software, tools, supplies, furniture, vehicles, and other tangible personal property and assets of the UHS Affiliates and UHS of Delaware related to the UHS Hospitals;

                   (d) Leases: all the interest of and the rights and benefits accruing to the UHS Affiliates and UHS of Delaware as lessee under (i) the leases relating to the UHS Leased Properties (as defined herein) and all leasehold improvements and fixtures relating thereto as defined and described in Schedule 4.6 hereto and (ii) the leases or rental agreements covering equipment, all such leases as described in Schedule 1.2(d) hereto;

                   (e) Current Assets: all notes receivable (including without limitation, any claims, remedies and other rights related thereto), usable inventories of supplies relating to the UHS Hospitals and prepaid expenses relating to the UHS Hospitals on the Hospital Closing Date arising in connection with the UHS Affiliates' conduct of the operations of the UHS Hospitals ("UHS Current Assets");

                   (f) Names, etc.: all right, title and interest the UHS Affiliates and UHS of Delaware have to use the names set forth on Schedule 1.2(f) hereto and any variation thereof, and the trade names, trademarks, service marks, copyrights, patents and the like set forth on Schedule 1.2(f) hereto;

                   (g) Records: all operating data and records of the UHS Affiliates and UHS of Delaware relating to the UHS Assets, including without limitation, client lists and records, patient records, employee records, referral sources, research and development reports and records, production reports and records, equipment logs, operating guides and manuals, projections, copies of financial, accounting and personnel records, correspondence and other similar documents and records except as to medical records, if any, which are prohibited by law to be transferred and assigned without patient approval and, except as to operating guides and manuals which are proprietary to UHS;

                   (h) Intellectual Property: all of the intangible and intellectual property of the UHS Affiliates and UHS of Delaware used in the operation of the UHS Hospitals, products, research data, marketing plans and strategies, forecasts, trademarks, servicemarks, tradenames, licenses (if transferable), copyrights, operating rights, permits and other similar intangible property and rights relating to the UHS Hospitals as such property and rights are listed in Schedule 1.2(h); and

                   (i)    Real Property:  all of the land described in Schedule
4.6 and the improvements, fixtures and other property located thereon that is classified under Texas and California law as real property.

            1.3    UHS Excluded Assets.  Anything to the contrary in Section
1.2 notwithstanding, the UHS Assets shall exclude and C/HCA shall not acquire the following (collectively, the "UHS Excluded Assets"):

                   (a)    cash and cash equivalents;

                   (b) any and all accounts receivable respecting an intercompany transaction among the UHS Affiliates and any other affiliate of UHS or UHS, whether or not such transaction relates to the provision of goods and services, tax sharing arrangements, payment arrangements, intercompany charges or balances, or the like;

                   (c)    restricted funds;

                   (d) any and all accounts receivable of any nature whatsoever (but not including notes receivable) including, without limitation, any trade accounts receivable, any cost report receivables, claims receivables, or other open, unsettled, unpaid or unprocessed receivables, net of any corresponding payables (whether or not a positive or negative number) with respect to the Medicare, Medicaid or CHAMPUS Programs (collectively, "Accounts Receivable");

                   (e) those other items which C/HCA in its sole discretion determines not to acquire, as specifically set forth in Schedule 1.3 hereto;

                   (f) operating guides and manuals which are proprietary to UHS; and

                   (g) receivables of the California Hospital sold to UHS Receivables Corp.

            1.4 C/HCA Assets. The "C/HCA Assets" shall mean all those personal, tangible, and intangible properties, and the real property and improvements of C/HCA used in connection with the operation of the C/HCA Hospitals as set forth below other than those C/HCA Excluded Assets (as defined below), including, without limitation, those more particularly described in the Schedules to this Section 1.4, including the going concern value of the C/HCA Hospitals, if any.

                   (a) Contractual Rights: all rights and benefits of C/HCA under those contracts relating to the operation of the C/HCA Hospitals as listed on Schedule 1.4(a) hereto (which also recites those contracts, the assignment of which by their terms requires third party consent) (the "UHS Assumed Contracts");

                   (b) Licenses and Permits: to the extent permitted by applicable law and regulation, all licenses and permits held or used by C/HCA in connection with the ownership and operation of the C/HCA Assets and the conduct of the operation of the C/HCA Hospitals as listed on Schedule 1.4(b) hereto;

                   (c) Equipment: all equipment, computers, computer hardware and software, tools, supplies, furniture, vehicles, and other tangible personal property and assets of C/HCA related to the C/HCA Hospitals;

                   (d) Leases: all the interest of and the rights and benefits accruing to C/HCA as lessee under (i) the leases relating to the C/HCA Leased Properties (as defined herein) and all leasehold improvements and fixtures relating thereto as defined and described in Schedule 3.6 hereto and
(ii) the leases or rental agreements covering equipment, all such leases as described in Schedule 1.4(d) hereto;

                   (e) Current Assets: all notes receivable (including without limitation, any claims, remedies and other rights related thereto), usable inventories of supplies relating to the C/HCA Hospitals and prepaid expenses relating to the C/HCA Hospitals on the Hospital Closing Date arising in connection with the C/HCA's conduct of the operations of the C/HCA Hospitals ("C/HCA Current Assets");

                   (f) Names, etc.: all right, title and interest C/HCA has to use the names set forth on Schedule 1.4(f) hereto and any variation thereof, and the trade names, trademarks, service marks, copyrights, patents and the like set forth on
Schedule 1.4(f) hereto;

                   (g) Records: all operating data and records of C/HCA relating to the C/HCA Assets, including without limitation, client lists and records, patient records, employee records, referral sources, research and development reports and records, production reports and records, equipment logs, operating guides and manuals, projections, copies of financial, accounting and personnel records, correspondence and other similar documents and records except as to medical records, if any, which are prohibited by law to be transferred and assigned without patient approval and, except as to operating guides and manuals which are proprietary to C/HCA;

                   (h) Intellectual Property: all of the intangible and intellectual property of C/HCA owned by C/HCA and used in the operation of the C/HCA Hospitals, products, research data, marketing plans and strategies, forecasts, trademarks, servicemarks, tradenames, licenses (if transferable), copyrights, operating rights, permits and other similar intangible property and rights relating to the C/HCA Hospitals as such property and rights are listed in Schedule 1.4(h); and

                   (i)    Real Property:  all of the land described in Schedule
3.6 and the improvements, fixtures and other property located thereon that is classified under South Carolina law as real property.

            1.5    C/HCA Excluded Assets.  Anything to the contrary in Section
1.4 notwithstanding, the C/HCA Assets shall exclude and the UHS Group shall not acquire the following (collectively, the "C/HCA Excluded Assets"):

                   (a)    cash and cash equivalents;

                   (b) any and all accounts receivable respecting an intercompany transaction among the C/HCA Hospitals and any other affiliate of C/HCA, whether or not such transaction relates to the provision of goods and services, tax sharing arrangements, payment arrangements, intercompany charges or balances, or the like;

                   (c)    restricted funds;

                   (d)    Accounts Receivable;

                   (e) those other items which the UHS Group in their sole discretion determine not to acquire, as specifically set forth in Schedule 1.5 hereto; and

                   (f) operating guides and manuals which are proprietary to C/HCA.

            1.6 Assumed Liabilities. Other than (i) current liabilities included in the Net Working Capital of the UHS Hospitals or the C/HCA Hospitals, as the case may be, as of the Hospital Closing Date, (ii) capital lease obligations as of September 30, 1994, (iii) long term indebtedness that is expressly assumed by C/HCA or UHS Sub, as the case may be, and as described on Schedule 1.6 and (iv) liabilities related to the UHS Assumed Contracts and the C/HCA Assumed Contracts, as the case may be (collectively, (i) through (iv) hereinafter "Assumed Liabilities"), no party hereto shall incur any liabilities or obligations of any other party hereto.

            1.7 Excluded Liabilities Relating to the UHS Affiliates. Notwith-standing anything to the contrary contained herein, C/HCA shall not assume any debts, obligations or liabilities of the UHS Affiliates or of UHS of Delaware not expressly assumed pursuant to Section 1.6 hereof and, with respect to the assumed current liabilities included in Net Working Capital of the UHS Hospitals as of the Hospital Closing Date, C/HCA shall not assume any debts, obligations or liabilities in excess of those amounts of the current liabilities assumed ("UHS Excluded Liabilities"); and the UHS Affiliates and UHS of Delaware shall continue to be obligated to pay, perform and authorize such debts, obligations and liabilities and hold C/HCA Indemnified Persons (as defined herein) harmless from any such liabilities, including without limitation:

                   (a) any and all obligations for the payment of any long term indebtedness (including the current portion thereof) relating to the UHS Hospitals whether or not set forth on the UHS September Balance Sheet (as defined herein), other than those included as part of the Assumed Liabilities;

                   (b) any and all accrued interest associated with the above through the Hospital Closing Date;

                   (c) any and all liabilities respecting an intercompany transaction among the UHS Affiliates and UHS or any other affiliate of UHS, whether or not such transaction relates to the provision of goods and services, tax sharing arrangements, payment arrangements, intercompany charges or balances, or the like;

                   (d) any and all actual or contingent liabilities or obligations of or demands upon the UHS Affiliates or UHS of Delaware arising from acts or omissions (actual or alleged) prior to the Hospital Closing Date including liabilities or obligations arising from breach by the UHS Affiliates of any C/HCA Assumed Contract, or any liabilities now existing or which may hereafter exist by reason of any alleged violation of law or governmental regulation or any other claims arising out of any act or omission of the UHS Affiliates or UHS of Delaware, their employees, agents and independent contractors prior to the Hospital Closing Date including, without limitation, any malpractice claims or liabilities;

                   (e) any and all liabilities and costs associated with the termination of the joint venture with Comprehensive Cancer Centers - West Valley, Inc.

                   (f) all liabilities relating to the pension or employee benefit plans of the UHS Affiliates or UHS of Delaware or other employee compensation matters, including without limitation any liabilities with respect to accrued vacation and sick pay (except to the extent such amounts for vacation and sick pay are included in the Net Working Capital relating to the UHS Hospitals as of the Hospital Closing Date and then, only to the extent that the accrued amounts stated in the Net Working Capital relating to the UHS Hospitals as of such date are accurate as of such date);

                   (g) all Taxes (as defined herein) payable with respect to any activities of the UHS Affiliates or UHS of Delaware through the Hospital Closing Date and payable with respect to the transfer of the UHS Assets or the transactions contemplated hereby (except to the extent such amounts are accrued and included in the Net Working Capital relating to the UHS Hospitals as of the Hospital Closing Date and then, only to the extent of the accrued amounts stated in the Net Working Capital relating to the UHS Hospitals as of such date);

                   (h) any liability or obligation to any broker, finder, investment banker or other intermediary engaged by the UHS Sub, the UHS Affiliates, UHS or UHS of Delaware in connection with the sale of the UHS Assets (including, without limitation, the transactions contemplated by this Agreement;

                   (i) liabilities under the Medicare, Medicaid or other third party payor programs (including, without limitation, cost report payables, claims payables or other open, unsettled, unpaid, or unprocessed payables and recapture liabilities relating to such third party payor programs); and

                   (j) UHS Sub's, the UHS Affiliates', UHS' and UHS of Delaware's obligations and liabilities arising under this Agreement.

            1.8 Excluded Liabilities Relating to C/HCA. Notwithstanding anything to the contrary contained herein, UHS and the UHS Sub shall not assume any debts, obligations or liabilities of C/HCA not expressly assumed pursuant to Section 1.6 hereof and, with respect to the assumed liabilities included in Net Working Capital of the C/HCA Hospitals as of the Hospital Closing Date, UHS and UHS Sub shall not assume any debts, obligations or liabilities in excess of those amounts of the current liabilities assumed ("C/HCA Excluded Liabilities"); and C/HCA shall continue to be obligated to pay, perform and discharge such debts, obligations and liabilities and hold UHS Indemnified Persons (as defined herein) harmless from any such liabilities, including without limitation:

                   (a) any and all obligations for the payment of any long term indebtedness (including the current portion thereof) relating to the C/HCA Hospitals whether or not set forth on the C/HCA September Balance Sheet (as defined herein), other than those included as part of the Assumed Liabilities;

                   (b) any and all accrued interest associated with the above through the Hospital Closing Date;

                   (c) any and all liabilities respecting an intercompany transaction among C/HCA or any affiliate of C/HCA, whether or not such transaction relates to the provision of goods and services, tax sharing arrangements, payment arrangements, intercompany charges or balances, or the like;

                   (d) any and all actual or contingent liabilities or obligations of or demands upon C/HCA arising from acts or omissions (actual or alleged) prior to the

Hospital Closing Date including liabilities or obligations arising from breach by C/HCA of any UHS Assumed Contract, or any liabilities now existing or which may hereafter exist by reason of any alleged violation or law or governmental regulation or any other claims arising out of any act or omission of C/HCA, their employees, agents and independent contractors prior to the Hospital Closing Date including, without limitation, any malpractice claims or liabilities;

                   (e) all liabilities relating to the pension or employee benefit plans of C/HCA or other employee compensation matters, including without limitation any liabilities with respect to accrued paid time off ("PTO") (except to the extent such amounts for PTO are included in the Net Working Capital relating to the C/HCA Hospitals as of the Hospital Closing Date and then, only to the extent that the accrued amounts stated in the Net Working Capital relating to the C/HCA Hospitals as of such date are accurate as of such date);

                   (f) all Taxes (as defined herein) payable with respect to any activities of the C/HCA Hospitals through the Hospital Closing Date and payable with respect to the transfer of the C/HCA Assets or the transactions contemplated hereby (except to the extent such amounts are accrued and included in the Net Working Capital relating to the C/HCA Hospitals as of the Hospital Closing Date and then, only to the extent of the accrued amounts stated in the Net Working Capital relating to the C/HCA Hospitals as of such date);

                   (g) any liability or obligation to any broker, finder, investment banker or other intermediary engaged by C/HCA in connection with the sale of the C/HCA Assets (including, without limitation, the transactions contemplated by this Agreement);

                   (h) liabilities under the Medicare, Medicaid or other third party payor programs (including, without limitation, cost report payables, claims payables or other open, unsettled, unpaid, or unprocessed payables and recapture liabilities relating to such third party payor programs); and

                   (i) C/HCA's obligations and liabilities arising under this Agreement.

     2. Hospital Closing, Additional Consideration and Instruments of Transfer and Conveyance.

            2.1 Hospital Closing Date. The Hospital Closing shall take place on the date which is five days after all of the conditions precedent to the Hospital Closing have been satisfied or waived at the offices of Columbia/HCA Healthcare Corporation, One Park Plaza, Nashville, Tennessee 37203, or at such other time and place as the parties hereto may agree; provided that such date shall be no later than April 30, 1995. The date of the Hospital Closing is referred to herein as (the "Hospital Closing Date"). The Hospital Closing shall be effective as of 12:01 a.m. on May 1, 1995 (the "Effective Time").

            2.2    Additional Consideration.

                   (a) Contemporaneously with the Hospital Closing, on the Hospital Closing Date, UHS or the UHS Sub shall deposit the sum of $45,231,155, subject to adjustment as provided herein (the "Cash Deposit"), with a qualified intermediary designated by C/HCA for the purpose of allowing C/HCA to treat the Exchange as a like-kind exchange of assets for tax purposes.

                   (b) The Cash Deposit shall be subject to the following adjustments at the Hospital Closing:

                          (i)    if Net Working Capital (as defined below) of
the C/HCA Hospitals less the Net Working Capital of the UHS Hospitals is less than $482,225, the Cash Deposit shall be reduced by such amount as such difference is less than $482,225, on a dollar-for-dollar basis. If Net Working Capital of the C/HCA Hospitals less the Net Working Capital of the UHS Hospitals is greater than $482,225, the Cash Deposit shall be increased by such amount as such difference is greater than $482,225 on a dollar-for-dollar-basis. As used herein, "Net Working Capital" means the sum of usable inventories, prepaid expenses, sums due from TCOM, medical office building rent receivables and other current assets less accounts payable (other than liabilities included within the C/HCA Excluded Liabilities or the UHS Excluded Liabilities), accrued payroll and benefits, accrued vacation and paid time off, accrued property taxes and accrued miscellaneous expenses of the UHS Hospitals or C/HCA, as the case may be, all items calculated as of the Hospital Closing Date in accordance with Schedule 2.2 hereof provided that the parties agree that physician loans and assets associated with physician loans are not included in "Net Working Capital" although physician loans and assets associated with physician loans shall constitute a C/HCA Asset or a UHS Asset, as the case may be, to be transferred unless such physician loans and/or assets associated therewith have been designated as part of the C/HCA Excluded Assets or the UHS Excluded Assets;

                          (ii)   to the extent that C/HCA assumes capital lease
obligations of the UHS Affiliates, other than in existence on September 30, 1994, and then only with respect to up to $400,000 of such obligations in the aggregate, and any other long-term indebtedness which is not included in the calculation of Net Working Capital, the Cash Deposit shall be increased on a dollar-for-dollar basis of such amount;

                          (iii)  to the extent that UHS assumes capital lease
obligations of C/HCA, other than in existence on September 30, 1994, and then only with respect to up to $400,000 of such obligations in the aggregate, and any other long-term indebtedness which is not included in the calculation of Net Working Capital, the Cash Deposit shall be reduced on a dollar-for dollar basis of such amount; and

                   (c) The Net Working Capital specified in subsection (b) hereof shall be estimated in good faith at the Hospital Closing to the extent reasonably possible based on the latest available unaudited balance sheets of C/HCA and UHS Affiliates prior to the Hospital Closing and shall be set forth in a preliminary closing statement (the "Preliminary Closing Statement"). No later than sixty (60) days after the Hospital Closing ("Hospital Closing Statement Date"), the parties shall prepare the final closing statement (the "Final Closing Statement") reflecting the Net Working Capital determined in accordance with the terms of this Agreement and the example provided by
Schedule 2.2. Adjustments made after the Hospital Closing based on the Final Closing Statement shall be payable in cash, on or before the tenth day following the day the Final Closing Statement is agreed upon. If the parties are unable to agree on the Final Closing Statement within thirty (30) days after the Hospital Closing Statement Date, the calculations, and all supporting documentation, shall be submitted for determination to the Charleston, South Carolina office of Peat Marwick, a firm of independent certified public accountants of recognized national standing (the "Accountant") as expert and not as arbitrator. The foregoing provisions for review by Accountant shall be specifically enforceable by the parties; the decision of such Accountant shall be final and binding on the parties; there shall be no right of appeal from such decision; and such Accountant's fees and expenses for such disputed determination shall be borne by the party whose determination has been modified by the Accountant's report or by both parties in proportion to the relative amount each party's determination has been modified. The parties shall pay each other pursuant to such determination the appropriate adjustment amounts within ten (10) business days of the earlier of (i) delivery of the Accountant's calculation, or (ii) the parties' agreement respecting the amount due.

                   (d) As used herein "usable inventory" shall mean that inventory which is not obsolete. In determining what portion of the inventory constituting the inventory which is part of the UHS Assets or the C/HCA Assets, as the case may be, and which is valued in the calculation of Net Working Capital as provided herein, each party shall conduct a physical count of the inventory on hand as of the Hospital Closing Date and shall allow a representative of the other party to monitor the same (the "Monitoring Party"). Should the Monitoring Party determine that any of the inventory is obsolete (the "Obsolete Inventory") and not of use in the business being acquired, then such Obsolete Inventory shall not be included in the valuation of the usable inventory which makes up a part of the UHS Assets or C/HCA Assets, as the case may be. Any disputes with respect to whether or not particular inventory is Obsolete Inventory shall be subject to the same dispute resolution as applies to disputes in the Net Working Capital calculation as set forth in paragraph
(c) of this Section.

            2.3    Instruments of Conveyance and Transfer of Books and Records.

                   (a) At the Hospital Closing, C/HCA and the UHS Affiliates and UHS of Delaware shall deliver to each other such deeds, bills of sale, endorsements, assignments, assumptions and other instruments of sale, conveyance, transfer, assignment, and assumption, satisfactory in form and substance to each party and its counsel, as may be reasonably requested by the such party, in order to convey to C/HCA or the UHS Group, as the case may be, good and marketable title to the UHS Assets or the C/HCA Assets, respectively, free and clear of all Liens except Permitted Encumbrances. C/HCA and the UHS Affiliates shall pay all sales, transfer or stamp taxes, or similar charges, payable by reason of the Exchange with respect to their property being exchanged.

                   (b) At the Hospital Closing, C/HCA and the UHS Affiliates and UHS of Delaware shall deliver to the other party all written consents which are required under any UHS Assumed Contract or C/HCA Assumed Contract, respectively, being assigned hereunder; provided, however, that as to any such Assumed Contract the assignment of which by its terms requires prior consent of the parties thereto, if such consent is not obtained prior to or on the Hospital Closing Date, C/HCA or the UHS Affiliates or UHS of Delaware shall deliver to the other party written documentation setting forth arrangements for the transfer of the economic benefit of such Assumed Contracts to the other party as of the Hospital Closing Date under terms and conditions acceptable to all the parties hereto, in accordance with the terms of Sections 9.1 and 9.2 hereof.

                   (c) At the Hospital Closing, C/HCA and the UHS Affiliates and UHS of Delaware shall deliver special warranty deeds to the C/HCA Owned Property and the UHS Owned Property, respectively, in form acceptable to the other party and its counsel with good and marketable fee simple title, free and clear of all Liens, except for Permitted Encumbrances. C/HCA and the UHS Affiliates and UHS of Delaware shall deliver evidence of good, marketable and insurable title to the C/HCA Owned Property and the UHS Owned Property in the form of an ALTA Owner's or (in the case of UHS Leased Property) Lessee's Policy of Title Insurance (Form B, 1970) in an aggregate amount acceptable to the other party (the "Title Policy"). The Title Policy will be issued by a title insurance company satisfactory to the other party (such company hereinafter called the "Title Company"), and shall insure UHS Sub's fee simple title to the C/HCA Owned Property and C/HCA's fee simple or leasehold (as the case may be) title to the UHS Real Property, and the appurtenant rights, privileges and easements, subject only to Permitted Encumbrances and such other exceptions as the other party shall approve in writing. Such policy shall provide full coverage against mechanics' or materialmen's liens arising out of any work, labor, materials or services furnished or claimed to have been furnished to the C/HCA Real Property or the UHS Real Property, as the case may be, or any part thereof prior to the Hospital Closing, and shall contain endorsements insuring over all other printed or standard general exceptions, a 3.1 zoning endorsement, a contiguity endorsement, an access endorsement and such other endorsements as specified herein or as the other party may reasonably require. C/HCA and the UHS Affiliates and UHS of Delaware shall also furnish to the other party, as soon as possible, but no later than the Hospital Closing Date, an "as built" survey(s) with respect to the C/HCA Real Property and the UHS Real Property, as the case may be. Such survey(s) shall be prepared by a surveyor licensed in the state where the C/HCA Real Property or the UHS Real Property, as the case may be, is located who is satisfactory to the other party and shall be in accordance with ALTA-ACSM standards for Class A urban-commercial surveys, shall be dated subsequent to the date of this Agreement, shall be certified in favor of both parties and the Title Company, shall depict the subject land and the improvements, show all manholes, structures and utility lines, in, over, under or upon such land and the locations of all easements upon such land or appurtenant thereto (which shall be identified by a recording office instrument number), locate and number the parking spaces on such land, locate all set back lines and similar restrictions covering the C/HCA Real Property and the UHS Real Property, as the case may be, and any violation of such restrictions, and all other matters which are ascertainable by a careful inspection and survey of the C/HCA Real Property and the UHS Real Property, as the case may be. The survey(s) shall also show that there are no encroachments of any improvements or easements, public rights-of-way or other adjacent properties, or encroachments of other improvements located on adjoining properties onto any of the C/HCA Real Property and the UHS Real Property, as the case may be. C/HCA and the UHS Affiliates shall equally share the costs of all premiums and other expenses relating to all such survey and title insurance policy commitments required to be delivered herein and recording fees payable by reason of the delivery or recording of the special warranty deeds to the C/HCA Real Property or the UHS Real Property, subject to
Section 12 hereof.

                   (d) Any transfer of the UHS Assets by the UHS Affilliates to UHS of Delaware for further transfer to C/HCA shall occur and be effective no earlier than immediately prior to the Hospital Closing on the Hospital Closing Date.

            2.4 Disclaimer of Warranties. Except as expressly set forth herein, the C/HCA Assets and the UHS Assets, respectively, are to be transferred in their condition on the Hospital Closing Date, " AS IS," WITH NO WARRANTY OF HABITABILITY OR FITNESS FOR HABITATION, WITH RESPECT TO LAND, BUILDINGS AND IMPROVEMENTS, AND WITH NO WARRANTIES, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, with respect to the equipment, inventory, and supplies, any and all of which warranties (both express and implied) C/HCA and the UHS Affiliates and UHS of Delaware, respectively, hereby disclaim. All of the C/HCA Assets and the UHS Assets shall be further subject to normal wear and tear on the land, buildings, improvements and equipment and normal and customary use of the inventory and supplies up to the Hospital Closing.

     3.     Representations and Warranties of C/HCA.

            In order to induce UHS, UHS Sub, the UHS Affiliates and UHS of Delaware to enter into and perform this Agreement, C/HCA represents, warrants and agrees as follows:

            3.1    Organization, Capitalization, Authorization, Etc.

                   3.1.1 Organization. C/HCA is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, with all the requisite power and authority to execute, deliver and perform this Agreement and to hold the properties, rights and assets and to carry on the business now conducted by it. C/HCA is qualified to do business as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or its ownership or leasing of property make such qualification necessary.

                   3.1.2 Governing Documents. Copies of the Articles of Incorporation and By-Laws of C/HCA have heretofore been delivered to the UHS Group and are true, complete and correct.

            3.2 Ownership of Assets. Except as set forth in Schedule 3.2 hereto, C/HCA is the legal and beneficial owner of the C/HCA Assets described in Section 1.4 hereof, free and clear of any Liens other than Permitted Encumbrances, and C/HCA has full right, power and authority to sell, transfer, assign, convey and deliver all of the

C/HCA Assets to be transferred by it hereunder and delivery thereof will convey to the UHS Group good and marketable title to said C/HCA Assets, free and clear of any Liens other than Liens created by the UHS Group and Permitted Encumbrances. Except as set forth on Schedule 3.2 hereof, no equipment (as specified in Section 1.4(c) hereof) has been removed from the C/HCA Hospitals since November 1, 1994.

            3.3 Authority and No Conflict. (a) C/HCA has full right, power and authority to execute, deliver and carry out the terms of this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement, and this Agreement has been duly authorized, executed and delivered by C/HCA. Except as set forth on Schedule 3.3, the execution and delivery of this Agreement by C/HCA does not, and consummation of the transactions contemplated hereby will not (a) conflict with, or result in any violation of or default or loss of any benefit under, any provision of the Articles of Incorporation or By-laws of C/HCA; (b) conflict with, or result in any violation of or default or loss of any material benefit under, any permit, concession, grant, franchise, law, rule or regulation, or any judgment, decree or order of any court or other governmental agency or instrumentality to which C/HCA is a party or to which any of C/HCA's properties are subject; (c) conflict with, or result in a breach or violation of or default or loss of any material benefit under, or accelerate the performance required by, the terms of any agreement, contract, indenture or other instrument to which C/HCA is a party or to which any of C/HCA's properties is subject, or constitute a default or loss of any right thereunder or an event which, with the lapse of time or notice or both, might result in a default or loss of any right thereunder or the creation of any Lien upon any of the assets or properties of C/HCA; or (d) result in any suspension, revocation, impairment, forfeiture or nonrenewal of
(i) any License

(as defined herein) relating to the ownership and operation of health care facilities which is material to the operation of the C/HCA Assets or (ii) any other material License. All corporate action prerequisite to the execution of this Agreement and the consummation of the transactions contemplated by this Agreement has been taken by C/HCA. This is a valid and binding agreement of C/HCA enforceable in accordance with its terms except as enforceability may be restricted, limited or delayed by applicable bankruptcy or other laws affecting creditors' rights generally and except as enforceability may be subject to general principles of equity.

                   (b) The execution, delivery and performance by C/HCA of this Agreement, and the performance of the transactions contemplated by this Agreement, do not require the authorization, consent, approval, certification, license or order of, or any filing with any court or governmental agency of such a nature that the failure to obtain the same would have a material adverse effect on the C/HCA Assets, except for compliance with the HSR Act (as defined herein) and the FTC Consent Order (as defined herein) and except for such governmental authorizations, consents, approvals, certifications, licenses and orders that customarily accompany the transfer of health care facilities such as the C/HCA Hospitals.

            3.4    Financial Statements, Books and Records, and Change in
Condition.

                   3.4.1 Financial Statements Provided. C/HCA has delivered to the UHS Group true, correct and complete copies of the unaudited balance sheet of C/HCA as of September 30, 1994 (the "C/HCA September Balance Sheet") and the related statements of operations, and statements of retained earnings and cash flows for the 9 months then ended, (the "C/HCA September Financial Statements"). The C/HCA September Financial Statements have been prepared from the books and records of

C/HCA and have been prepared in accordance with generally accepted accounting principles consistently followed throughout the period covered thereby (except as set forth on Schedule 3.4.1), and the balance sheet included therein presents fairly as of its date the financial condition of C/HCA. The statements of operations, and statements of retained earnings and cash flows included in the C/HCA September Financial Statements present fairly the results of operations, retained earnings and cash flows of C/HCA for the periods indicated.

                   3.4.2 Inventories. All inventories of C/HCA set forth on the C/HCA September Balance Sheet, and all inventories acquired subsequent to September 30, 1994 (the "Balance Sheet Date") are valued at the lower of cost (applied on a first-in-first-out basis) or market in accordance with generally accepted accounting principles. All inventories included in the C/HCA Assets consist, and at the Hospital Closing will consist, of a quality and quantity usable and saleable in the ordinary course of business without discount or reduction, except for items of obsolete materials, all of which will be written down at the Hospital Closing to realizable market value. The present quantities of inventory of C/HCA are, and at the Hospital Closing will be, reasonable and warranted in the present and then circumstances of the C/HCA Hospitals.

                   3.4.3 Events Subsequent to the Balance Sheet Date. Since the Balance Sheet Date there has been no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of C/HCA, whether as a result of any legislative or regulatory change, revocation of any License or right to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or otherwise, and, to the best knowledge of C/HCA, no fact or condition exists or is contemplated or threatened which could reasonably be anticipated to cause such a change in the future.

            Except as set forth on Schedule 3.4.3 and except for seasonality changes, since the Balance Sheet Date, C/HCA has not (a) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent), except current liabilities incurred and liabilities under contracts entered into, all of which were in the ordinary course of business; (b) discharged or satisfied any Lien or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the most recent balance sheet included in the C/HCA September Financial Statements and current liabilities incurred since the Balance Sheet Date in the ordinary course of business; (c) declared or made any payment or distribution (whether in cash, securities, other property or any combination thereof) on or in respect of the capital stock of C/HCA; (d) mortgaged, pledged or subjected to Lien any of its assets, tangible or intangible (including the C/HCA Assets), other than Liens of current real property taxes not yet due and payable; (e) sold, assigned or transferred any of its tangible assets except in the ordinary course of business, or canceled any debt or claim; (f) sold, assigned, transferred or granted any license with respect to any trademark, trade name, service mark, copyright, trade secret or other intangible asset; (g) suffered any loss of property or waived any right of substantial value whether or not in the ordinary course of business; (h) suffered any material adverse change in its relations with, or any loss or threatened loss of, any of its material suppliers, managed care contracts, physician relationships or Medicare or Medicaid contracts; (i)(1) entered into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) or arrangement with any of its directors, officers or employees, (2) increased any benefits payable under any existing severance or termination pay policies or employment agreements, or (3) increased the compensation, bonus or other benefits payable to any of its directors, officers or, other than in the ordinary course of business and consistent with past practice, employees; (j) made any material change in the manner of its business or operations, including without limitation any change in the manner in which it extends credit to patients or otherwise deals with patients; (k) made any material change in any method of accounting or accounting practice, except for any such changes required by reason of a concurrent change in generally accepted accounting principles; (l) written off as uncollectible any accounts or notes receivable in excess of reserves; (m) been the subject of any labor dispute or threat thereof; (n) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby; or (o) entered into any commitment (contingent or otherwise) to do any of the foregoing.

            3.5 Absence of Undisclosed Liabilities. C/HCA does not have any direct debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, which is not reflected or reserved against in the C/HCA September Financial Statements except for (a) those which are not required by generally accepted accounting principles to be so reflected, (b) those which were incurred in the ordinary course of business and are usual and normal in amount both individually and in the aggregate, and (c) any debt, liability or obligation otherwise disclosed in this Agreement or the Schedules hereto.

            3.6    Real Property.

                   (a) Schedule 3.6 hereto identifies all interests in real property including land and improvements held by C/HCA as of the date hereof, together with the nature of such interest. To the extent that any such interest is shared, Schedule 3.6 also sets forth the nature and proportion of the sharing arrangement. Each of the properties on Schedule 3.6 is identified either as a property in which C/HCA holds all or a portion of the fee title (individually, an "C/HCA Owned Property" and collectively, the "C/HCA Owned Properties"), or all or a portion of a leasehold estate in the property (individually, a "C/HCA Leased Property" and collectively, the "C/HCA Leased Properties"). The C/HCA Owned Properties and the C/HCA Leased Properties are collectively referred to herein as "C/HCA Real Property."

                   (b) Except as set forth on Schedule 3.6, C/HCA has good, valid and marketable title to each C/HCA Owned Property free and clear of all Liens whatsoever except for Permitted Encumbrances. C/HCA's occupation, possession and use of the C/HCA Leased Properties has not been disturbed and no claim has been asserted or, to the best knowledge of C/HCA, threatened, adverse to the respective rights of C/HCA to the continued occupation, possession and use of the C/HCA Leased Properties, as currently utilized and as presently contemplated to be utilized.

                   (c) No portion of the C/HCA Real Property has suffered any material damage by fire or other casualty which heretofore has not been completely repaired and restored to its original condition. No person other than C/HCA owns any C/HCA Improvements (as defined below) necessary to the operation of the business of C/HCA, except for leased C/HCA Improvements disclosed on Schedule 3.6.

                   (d) The use and operation of the C/HCA Real Property and all buildings, structures, improvements, fixtures, facilities, equipment, all components of all buildings, structures and other improvements included within the C/HCA Real Property including, but not limited to, the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein (collectively, the "C/HCA Improvements") by C/HCA is lawful and in full compliance with all use statutes, rules, regulations, ordinances, orders, writs, injunctions, judgments, decrees, awards and restrictions, including without limitation, zoning and land use laws (collectively, "Use Laws") of every person, including, without limitation, any foreign or domestic court, administrative agency or commission or other governmental authority or instrumentality (a "Government Entity") having jurisdiction over any such C/HCA Real Property and C/HCA Improvements. The construction and use of the C/HCA Improvements on each parcel of C/HCA Real Property is lawful and in full compliance with all use statutes, rules, regulations, ordinances, orders, writs, injunctions, judgments, decrees, awards and restrictions, including without limitation, all laws relating to the construction and safety of the C/HCA Improvements and access thereto by the handicapped (collectively, "Construction Laws" and, collectively with the Use Laws, "Real Property Laws") of every Governmental Entity having jurisdiction over any such C/HCA Real Property and C/HCA Improvements. Effective as of the Hospital Closing, the UHS Group shall have the right under all Real Property Laws to continue the use and operation of the C/HCA Real Property and C/HCA Improvements for their current uses in the operation of the business of C/HCA as presently operated. To the best of C/HCA's knowledge for the past six years, C/HCA has not received any notice of any violation of or investigation regarding any Real Property Laws. None of the C/HCA Real Property or the C/HCA Improvements, the appurtenances thereto or the equipment therein or the operation or maintenance thereof violates any restrictive covenant or, except as shown on the survey, encroaches on any property owned by others or any easement, right of way or other encumbrance or restriction affecting the C/HCA Real Property and/or C/HCA Improvements in any manner which would, individually or in the aggregate, interfere in any material respect with the use, occupancy or operation thereof as currently used, occupied and operated. To the best knowledge of C/HCA and except as shown on the survey, no building or structure of any third party encroaches upon the C/HCA Real Property or any easement or right of way benefitting the C/HCA Real Property. The C/HCA Real Property and its continued use, occupancy and operation as currently used, occupied and operated does not constitute a nonconforming use under any Real Property Law. C/HCA has provided the UHS Group with copies of the most recent title reports in their possession relating to the C/HCA Real Property and all title insurance policies currently in effect with respect to such C/HCA Real Property.

                   (e) C/HCA has not received notice of, nor does it otherwise have knowledge of, any condemnation, fire, health, safety, building, zoning or other land use regulatory proceedings, either instituted or planned to be instituted, which would have a material adverse effect on the use and operation of any portion of the C/HCA Real Property and/or C/HCA Improvements for their respective intended purposes or the value of any material portion of the C/HCA Real Property or C/HCA Improvements, nor has C/HCA received notice of any special improvements, liens, assessments or assessment proceedings affecting any of the C/HCA Real Property or C/HCA

Improvements, nor has C/HCA received any written notice of violation or claimed violation of any Real Property Law.

                   (f) All water, sewer, gas, electric, telephone and drainage facilities, and all other utilities required by any applicable law or by the current use and operation of the C/HCA Real Property and C/HCA Improvements are installed to the property lines of the C/HCA Real Property, are connected pursuant to valid permits to municipal or public utility services or proper drainage facilities, are fully operable and are adequate to service the C/HCA Real Property and C/HCA Improvements as currently used in the operation of the business of the C/HCA Hospitals and to permit full compliance with the requirements of all Real Property Laws. C/HCA has no knowledge or notice of any fact or condition which could result in the termination or reduction of the current access from the C/HCA Real Property to existing roads or to sewer or other utility services presently serving the C/HCA Real Property.

                   (g) All licenses, permits, certificates (including without limitation certificates of occupancy), easements and rights of way, including proof of dedication, required from all Governmental Entities having jurisdiction over the C/HCA Real Property for the use and operation of the C/HCA Real Property and C/HCA Improvements as currently used in the operation of the business of C/HCA and to ensure vehicular and pedestrian ingress to and egress from the C/HCA Real Property have been obtained, except where the failure to obtain any such license, permit, certificate, easement or right of way would not have a material adverse effect on the value or use of the C/HCA Real Property by C/HCA or the UHS Group. Except as set forth on Schedule 3.6, the transactions contemplated hereby will not require the issuance of any new or amended license, permit or certificate.

                   (h) None of the C/HCA Real Property is located in an area identified as a "flood hazard area" by the United States Department of Housing and Urban Development except as shown in the survey obtained as part of
Schedule 3.6 hereto which, to C/HCA's knowledge, is accurate and complete in all respects. C/HCA has not granted any easements or entered into an arrangement or agreement since the date of the survey which would cause any change to be made in such survey if such survey was performed as of the date hereof.

            3.7 Property to Operate C/HCA Hospitals. The C/HCA Assets constitute, in the aggregate, all the assets and property necessary for the conduct of the C/HCA Hospitals as currently conducted.

            3.8 Trade Names, Trademarks, Copyrights, Etc. Schedule 3.8 contains a schedule of all trade names, trademarks, service marks, copyrights, patents or applications for patents, and trade secrets used by C/HCA in the operation of its business and of the C/HCA Hospitals or in which they have any rights (including licenses), together with a brief description of each. To the best of C/HCA's knowledge, C/HCA has not infringed, and is not now infringing, any trade name, trademark, service mark, copyright, patent or trade secret belonging to a third party and C/HCA has not received any notice of infringement upon or conflict with the asserted rights of others. Except as set forth on Schedule 3.8 hereto, none of such names, marks, copyrights or patents, however, are registered with the United States Patent and Trademark Office or the United States Copyright Office. To the knowledge of C/HCA there are no trade names, trademarks, service marks, copyrights, patents or applications for patents and trade secrets other than those listed on Schedule
3.8 which are necessary for the conduct of C/HCA's business as now being conducted, the loss of which could materially and adversely affect the prospects, operations or condition, financial or otherwise, of the C/HCA. No director, officer, stockholder, or, to the best knowledge of C/HCA, employee, of C/HCA or the C/HCA Hospitals or any predecessor has any interest in any of the foregoing rights.

            3.9 Litigation. Except as set forth on Schedule 3.9 hereto, there is no action, suit, arbitration, proceeding or investigation pending or, to the best knowledge of C/HCA, threatened against C/HCA or affecting the C/HCA Assets by or before any Governmental Entity, or any basis in fact therefor known to C/HCA, against C/HCA or involving the C/HCA Assets, whether at law or in equity.

            3.10   Compliance with Laws.

                   (a) To the best of C/HCA's knowledge, C/HCA is in compliance with all applicable laws, rules or regulations relating to or affecting the operation, conduct or ownership of its respective properties or business (including without limitation any that relate to the ownership and operation of hospitals and health care facilities, consumer protection, health and safety, products and services, proprietary rights, collective bargaining, equal opportunity and improper payments) (collectively, "Laws"), except for violations that individually or in the aggregate would not and, insofar as may reasonably be foreseen, in the future will not, have a material adverse effect on the business or operations of C/HCA. C/HCA, nor, to the best knowledge of C/HCA, any director, officer, consultant or employee of C/HCA, is in default with respect to any order, writ, injunction or decree, known to, or served upon, C/HCA, of any Governmental Entity. To the best knowledge of C/HCA, there is no existing Law, other than Laws of general applicability to healthcare providers, which would prohibit or materially restrict C/HCA from, or otherwise materially adversely affect C/HCA in, conducting its business in any jurisdiction in which it is now conducting business or in which it currently proposes to conduct business.

                   (b) C/HCA has not received any notice of any claim, requirement or demand of any Governmental Entity having or claiming any licensing, certifying, supervising, evaluating or accrediting authority over C/HCA or its business to rework or redesign the C/HCA Hospitals, medical staff or professional services, procedures or practices in any material respect or to provide additional furniture, fixtures, equipment or inventory so as to make the C/HCA Hospitals conform to or comply with applicable law.

                   (c) To the best of C/HCA's knowledge, C/HCA and its respective officers and directors, and those physicians who are under contract or have otherwise entered into a written agreement with C/HCA (and then, only with respect to activities of such physicians under and with respect to such contracts or agreements), have not engaged in any activities which are prohibited under any Laws, or the regulations promulgated pursuant to such Laws or related state or local laws, statutes or regulations.

            3.11   Contracts.

                   (a) C/HCA has no existing contract, obligation or commitment (written or oral) of any nature, including without limitation the following, except as set forth on Schedule 3.11:

                   (i) Employment, bonus, severance or consulting agreements, retirement, stock bonus, stock option, or similar plans;

                   (ii) Loan or other agreements, notes, indentures, or instruments relating to or evidencing indebtedness for borrowed money or mortgaging, pledging or granting or creating a lien or security interest or other encumbrance on any of the assets of C/HCA or any agreement or instrument evidencing any guaranty by C/HCA of payment or performance by any other person;

                   (iii) Agreements with any labor union or collective bargaining organization or other labor agreements;

                   (iv) Any contract or series of contracts with the same person for the furnishing or purchase of equipment, goods or services;

                   (v) Any joint venture contract or arrangement or other agreement involving a sharing of profits or expenses to which C/HCA is a party or by which it is bound;

                   (vi) Agreements which would, after the Hospital Closing Date, limit the freedom of the UHS Group to compete in any line of business or in any geographic area or with any person;

                   (vii) Agreements providing for acquisition or disposition of the assets, businesses or a direct or indirect ownership interest in C/HCA;

                   (viii) Any lease under which C/HCA is either lessor or
            lessee;

                   (ix) Any contract, commitment or arrangement not made in the ordinary course of business of C/HCA, including without limitation, any powers-of-attorney giving any person authority to act on behalf of C/HCA;

                   (x) Any license, agreement, or arrangement, whether as licensor, licensee, or otherwise, with respect to any trade name, trademark, service mark, copyright, patent or trade secret;

                   (xi) Any contract or series of contracts, commitments or arrangement relating to the provision of goods or services for C/HCA by any person who is related to, or an affiliate of, C/HCA or any officer, director or stockholder of C/HCA, and any contract or series of contracts, commitments or arrangement relating to the provision of goods or services for C/HCA by any person the terms of which were not determined on an arms' length basis;

                   (xii) Any patient care or pharmacy vending contract not entered into in the ordinary course of business;

                   (xiii) Agreements with any Governmental Entity, including
            without limitation Medicare and Medicaid provider agreements and indigent care contracts; or

                   (xiv) Any contract with any managed care, preferred provider or other similar entity.

True and correct copies of all contracts, agreements, arrangements and similar instruments set forth on Schedule 3.11 have been provided to the UHS Group. Each contract, agreement, arrangement, plan, lease (including lease agreements with respect to the C/HCA Leased Properties under which C/HCA is either lessor or lessee) or similar instrument to which C/HCA is a party, whether or not listed on Schedule 3.11 (collectively, the "C/HCA Contracts"), is a valid and binding obligation of C/HCA and, to the best knowledge of C/HCA, the other parties thereto, enforceable in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law), and
is in full force and effect (except for any C/HCA Contracts which by their terms expire after the date hereof or are terminated after the date hereof in accordance with the terms thereof), and neither C/HCA nor, to the best of knowledge of C/HCA, any other party thereto has breached any material provision of, nor is in default in any material respect under the terms of (and, to the best knowledge of C/HCA, no condition exists which, with the passage of time, the giving of notice, or both (including consummation of the transactions contemplated hereby), would result in a material default under the terms of), any of the C/HCA Contracts.

                   (b)    (1)    No purchase contracts or commitments of C/HCA
continue for a period of more than 12 months or are in quantities or amounts in excess of the normal, ordinary, usual and current requirements of its respective business or in excess of market prices generally available to purchasers of similar quantities; (ii) no C/HCA Contract requires C/HCA to provide services at a fixed price; (iii) C/HCA does not have outstanding any bid, contract, commitment or proposal either (x) continuing for a period of more than 12 months or (y) quoting prices which will not result in profits consistent with past experience; and (2) none of such C/HCA Contracts obligates C/HCA to perform services which C/HCA knows or has reason to believe are at a price which would result in a net loss on the provision of services, or are pursuant to terms or conditions it cannot reasonably expect to satisfy or fulfill in their entirety.

            3.12   Employee and Labor Matters and Plans.

                   (a) Schedule 3.12 lists each of the following plans, contracts, policies and arrangements which is or, within six years prior to the date hereof, was sponsored, maintained or contributed to, by, or otherwise binding upon, C/HCA, for the benefit of any current or former employee, director or other personnel (including any such plan, contract, policy or arrangement approved or adopted before, but effective on or after, the date of this Agreement): (i) any "employee benefit plan," as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), whether or not subject to the provisions of ERISA, (ii) any personnel policy and (iii) any other employment, consulting, collective bargaining, stock option, stock bonus, stock purchase, phantom stock, incentive, bonus, deferred compensation, retirement, severance, vacation, dependent care, employee assistance, fringe benefit, medical, dental, sick leave, death benefit, golden parachute or other compensatory plan, contract, policy or arrangement which is not an employee benefit plan as defined in Section 3(3) of ERISA (each such plan, contract, policy and arrangement being herein referred to as an "Employee Plan").

                   (b) With respect to each Employee Plan, C/HCA has delivered to the UHS Group true and complete copies of (i) each contract, plan document, policy statement, summary plan description and other written material governing or describing the Employee Plan and/or any related funding arrangements (including without limitation any related trust agreement or insurance company contract) or, if there are no such written materials, a summary description of the Employee Plan and (ii), where applicable, (1) the last two annual reports (5500 series) filed with the Internal Revenue Service (the "IRS") or the Department of Labor, (2) the most recent balance sheet and financial statement, (3) the most recent actuarial report or valuation statement, (4) the most recent determination letter issued by the IRS, as well as any other determination letter, private letter ruling, opinion letter or prohibited transaction exemption issued by the IRS or the Department of Labor within the last six years and any application therefor which is currently pending and (5) the last PBGC-1 filed with the United States Pension Benefit Guaranty Corporation (the "PBGC").

                   (c) Each Employee Plan has been maintained and administered in accordance with its terms and in substantial compliance with the provisions of applicable law, including without limitation applicable disclosure, reporting, funding and fiduciary requirements imposed by ERISA and/or the Code. All contributions, insurance premiums, benefits and other payments required to be made to or under each Employee Plan have been made timely and in accordance with the governing documents and in substantial compliance with applicable law. Except as set forth on Schedule 3.12, with respect to each Employee Plan, (i) no application, proceeding or other matter is pending before the IRS, the Department of Labor, the PBGC or any other Governmental Entity; (ii) no action, suit, proceeding or claim (other than routine claims for benefits) is pending or threatened; and (iii) to the best knowledge of C/HCA, no fact exists which could give rise to an action, suit, proceeding or claim which, if asserted, could result in a material liability or expense to C/HCA or the plan assets.

                   (d) With respect to each Employee Plan which is an "employee benefit plan" within the meaning of Section 3(3) of ERISA or which is a "plan" within the meaning of Section 4975(e) of the Code, to the best knowledge of C/HCA there has occurred no transaction which is prohibited by
Section 406 of ERISA or which constitutes a "prohibited transaction" under
Section 4975(c) of the Code and with respect to which a prohibited transaction exemption has not been granted and is not currently in effect.

                   (e) Schedule 3.12 identifies each funded Employee Plan which is an employee pension plan within the meaning of Section 3(2) of ERISA (other than a multiemployer plan within the meaning of Section 3(37) of ERISA). With respect to each such Employee Plan, (i) the Employee Plan is a qualified plan under Section 401(a) or 403(a) of the Code, and its related trust is exempt from Federal income taxation under Section 501(a) of the Code, (ii) other than as set forth on Schedule 3.12, a favorable IRS determination letter is currently in effect and, since the date of the last determination letter, the Employee Plan has not been amended or, to the best knowledge of C/HCA operated in a manner which would adversely affect its qualified status and no event has occurred which has caused or could cause the loss of such status, (iii) there has been no termination or partial termination within the meaning of Section 411(d)(3) of the Code, (iv) with respect to each such Employee Plan which is covered by Section 412 of the Code, there has been no accumulated funding deficiency, whether or not waived, within the meaning of Section 302(a)(2) of ERISA or Section 412 of the Code, and there has been no failure to make a required installment by its due date under Section 412(m) of the Code and (v) with respect to each such Employee Plan which is covered by Title IV of ERISA,
(1) no reportable event within the meaning of Section 4043(b) of ERISA and the regulations thereunder has occurred, (2) no notice of intent to terminate the plan has been provided to participants or filed with the PBGC under Section 4041 of ERISA, nor has the PBGC instituted or threatened to institute any proceeding under Section 4042 of ERISA to terminate the plan, (3) no liability has been incurred under Title IV of ERISA to the PBGC or otherwise (except for the payment of PBGC premiums) and (4) in the case of a defined benefit pension plan, the value of the plan assets exceeds the total present value of the plan's benefit liabilities on a plan termination basis based upon actuarial assumptions and asset valuation principles applied by the PBGC. C/HCA has not ceased operations at a facility so as to become subject to the provisions of Section 4068(a) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or ceased making contributions to any Employee Plan which is a pension plan subject to Section 4064(a) of ERISA.

                   (f) Each trust which is intended to be exempt from Federal income taxation pursuant to Section 501(c)(9) of the Code has been identified as such on Schedule 3.12, and each such trust satisfies the requirements of that Section and is covered by a favorable IRS determination letter except as set forth on Schedule 3.12, and neither the trust nor any related plan has been amended or, to the best knowledge of C/HCA, operated since the date of the most recent determination letter in a manner which would adversely affect such exempt status.

                   (g) No Employee Plan listed on Schedule 3.12 is a multiemployer plan within the meaning of Section 3(37) of ERISA.

                   (h) C/HCA has complied in all material respects with the provisions of Section 4980(B) of the Code with respect to any Employee Plan or benefit arrangement which is a group health plan within the meaning of Section 5001(b)(1) of the Code. C/HCA does not maintain, contribute to, or is obligated under any plan, contract, policy or arrangement providing health or death benefits (whether or not insured) to current or former employees or other personnel beyond the termination of their employment or other services unless as required by the Consolidated Omnibus Reconciliation Act (COBRA). To the best knowledge of C/HCA, C/HCA has reserved the right to unilaterally terminate and/or amend each Employee Plan at any time.

                   (i) The consummation of the transactions contemplated by this Agreement will not (either alone or in conjunction with another event, such as a termination of employment or other services) entitle any employee or other person to receive severance or other compensation which would not otherwise be payable absent the consummation of the transactions contemplated by this Agreement or cause the acceleration of the time of payment or vesting of any award or entitlement under any Employee Plan.

                   (j) Schedule 3.12 sets forth a complete and accurate list showing the names, titles, length of employment or service, the rate of compensation (and the portions thereof attributable to salary and bonuses, respectively), fringe benefits, and the amount of accrued bonuses, PTO, maternity leave and other leave of the current chief executive officers and chief financial officers of C/HCA and of all employees of or consultants to C/HCA that received, for the year ended December 31, 1994, or are expected to receive, during the year ending December 31, 1995, annual base salary or other compensation in excess of $60,000. Except as set forth on Schedule 3.12, none of such personnel is a party or subject to any oral or written employment, bonus, pension, profit-sharing, deferred compensation, percentage compensation, employee benefit (including without limitation medical disability, life insurance and other welfare benefit plans), incentive, pension or retirement plans, fringe benefit or termination or severance agreements, plans or commitments. C/HCA is not in default with respect to any of the foregoing obligations. C/HCA is not in default with respect to any withholding or other employment taxes or payments with respect to accrued PTO or severance pay on behalf of any employee for which it is obligated on the date hereof and will maintain and continue to make all such necessary payments or adjustments arising through the Hospital Closing Date. To the best knowledge of C/HCA, no officer or employee listed on Schedule 3.12 has any plans to terminate their employment.

C/HCA has not instituted a "freeze" of, or delayed or deferred the grant of, any cost-of-living or other salary adjustments for any of its employees.

                   (k) Schedule 3.12 comprises a complete and correct list of (i) the names, titles, length of employment or service and current annual salary rates and all other compensation and fringe benefits of each of the employees, or consultants of C/HCA who are engaged in the conduct of the C/HCA Hospitals and who are not included on Schedule 3.12 as a result of disclosures required by (j) herein; and (ii) the amount of accrued bonuses, PTO, maternity leave and other leave for such personnel. There have been no audits of the equal employment opportunity practices of C/HCA and, to the best knowledge of C/HCA, no basis for such claim exists. There is no strike, dispute, slowdown or stoppage pending or threatened against or involving C/HCA and none has occurred since January 1, 1988. C/HCA has not received notice from any union or employees setting forth demands for representation, elections or for present or future changes in wages, terms of employment or working conditions.

                   (l) Schedule 3.12 sets forth all outstanding loans and other advances (other than travel advances in the ordinary course of business which do not exceed $1,000 per individual) made by C/HCA to any of its officers, directors, employees, stockholders or consultants.

            3.13 Insurance Policies. Schedule 3.13 contains a correct and complete description of all insurance policies of C/HCA (reflecting policy numbers, identity of insurer, amounts and coverage) covering C/HCA and its employees, agents and assets. Each such policy is now, and will be up to the Effective Time in full force and effect on an occurrence basis with no premium arrearage. All such policies are in full force and effect with responsible insurance carriers and, to the best knowledge of C/HCA, provide adequate coverage to insure fully against risks to which C/HCA and its employees, businesses, properties and other assets may be exposed in the operation of its business. All retroactive premium adjustments under any worker's compensation policy of C/HCA have been recorded in C/HCA's financial statements in accordance with generally accepted accounting principles and are reflected in the C/HCA Financial Statements. No notice of cancellation or termination has been received with respect to any such policy. To the best knowledge of C/HCA, C/HCA has not failed to give any notice or present any claim thereunder in due and timely fashion. There are no pending claims against such insurance by C/HCA as to which the insurers have denied coverage or otherwise reserved rights. C/HCA has not been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance since the date it commenced operations.

            3.14   Medicare, Medicaid and Other Health Care Programs.

                   (a) The medical staff of the C/HCA Hospitals consist substantially of the persons whose names and status are set forth on Schedule
3.14 hereto.

                   (b) C/HCA is certified for participation in the Medicare and Medicaid programs, and has a current and valid provider contract with such programs.

                   (c) C/HCA has timely filed or caused to be timely filed all cost reports and other reports of every kind whatsoever required by any Governmental Entity to be made by it with respect to the purchase of services by third-party purchasers, including but not limited to Medicare and Medicaid programs and other insurance carriers and, subject to normal adjustments (that shall not be material and adverse) to such reports upon audit or review by such third parties, all such reports are complete and accurate in all material respects. C/HCA has paid or caused to be paid all refunds, discounts or adjustments which have become due pursuant to said reports and there is no further liability now due (whether or not disclosed in any report heretofore or hereafter made) for any such refund, discount or adjustment, and no interest or penalties accruing with respect thereto, except as may be disclosed in the C/HCA Financial Statements. C/HCA has delivered to the UHS Group true and correct copies of all of its Medicare and Medicaid Cost Reports submitted by C/HCA for the two most recent fiscal years.

            3.15 Facility Surveys. True and complete copies of any and all licensure survey reports and any and all Medicare and/or Medicaid and JCAHO survey reports issued within the 24-month period preceding the execution of this Agreement with respect to the C/HCA Hospitals for which surveys are conducted by the appropriate state or Federal agencies and JCAHO having jurisdiction thereof have been furnished to the UHS Group, along with true and complete copies of any and all plans of correction which the agencies in question required to be submitted in response to said survey reports and all deficiencies reflected have been corrected at the expense of C/HCA.

            3.16 Licenses. C/HCA and its officers, directors, partners and employees possess all governmental registrations, certificates of need, consents, qualifications, accreditations, licenses, permits, authorizations and approvals that are material to the ownership or operation of the health care facilities owned and operated by C/HCA except where the failure to possess the same would not have a material adverse effect on the ownership or operation of the C/HCA Assets, and the use of its properties as presently conducted or used including, without limitation, all material licenses required under any Federal, state or local law relating to, public health and safety, or employee health and safety (collectively, "Licenses").
Schedule 3.16 contains a true and complete list of the Licenses, exclusive of any Licenses with respect to state or local sales, use or other Taxes (as defined in Section 3.17). All of the Licenses are in full force and effect and no action or claim is pending nor, to the best knowledge of C/HCA, is threatened to revoke or terminate any License or declare any License invalid in any material respect. Neither C/HCA nor any of its officers or directors or, to the best knowledge of C/HCA, employees is in default in any material respect under any of such Licenses and, to the best knowledge of C/HCA, other than as set forth on the C/HCA Hospitals survey reports, copies of which have been provided to the UHS Group, no event has occurred and no condition exists which, with the giving of notice, the passage of time, or both, would constitute a default thereunder, which default could reasonably be expected to have a material adverse effect on the business or operations of C/HCA.

            3.17   Taxes.

                   (a) Except as specifically set forth in Schedule 3.17, C/HCA has filed on a timely basis (taking into account any extensions received from the relevant taxing authorities) all returns and reports of Taxes (which for the purposes of this Agreement shall include all U.S. federal, state, local and foreign income, profits, franchise, unincorporated business, capital, general corporate, sales, use, occupation, property, excise and any and all other taxes) relating to the C/HCA Assets or the C/HCA Hospitals that are or were required to be filed with the appropriate taxing authorities in all jurisdictions in which such returns and reports are or were required to be filed, and all such returns and reports are true, correct and complete in all material respects.

                   (b) All Taxes relating to the C/HCA Assets or the C/HCA Hospitals that C/HCA is or was required by law to withhold, to deposit or to collect have been duly withheld, deposited or collected and, to the extent required, have been paid to the relevant taxing authority or have been accrued and reflected in the accounts of the C/HCA Hospitals.

                   (c) C/HCA has no intangible asset on its books in the nature of good will or going concern for which they have a tax basis.

            3.18 Tax Returns Through Hospital Closing Date. C/HCA shall prepare and file on a timely basis all reports and returns of Taxes relating to the C/HCA Assets or the C/HCA Hospitals with respect to all periods through and including the Hospital Closing Date and shall pay or cause to be paid when due all Taxes relating to the C/HCA Assets or the C/HCA Hospitals for such periods, including any interest, additions to tax or penalties thereon together with interest on such additions to tax or penalties except as otherwise assumed by the UHS Group pursuant to this Agreement. C/HCA shall be entitled to receive any tax refund of Taxes attributable to the C/HCA Assets or conduct of the C/HCA Hospitals in respect of any period prior to and through the Hospital Closing Date to the effect paid by C/HCA.

            3.19 FIRPTA Affidavits. At the Hospital Closing, C/HCA shall execute and deliver to the UHS Group affidavits complying in all respects with
Section 1445(b)(2) of the Code and the UHS Group agrees that, except as otherwise provided in Section 1445(b)(7) of the Code and the Treasury Regulations promulgated pursuant thereto, upon the execution and delivery of such affidavits to the UHS Group, no deduction shall be made or claimed against the Cash Deposit by reason of the requirements of Section 1445 of the Code.

            3.20 No Illegal or Improper Transactions. C/HCA has not, nor have any of its directors, officers, affiliates, employees, directly or indirectly used funds or other assets of C/HCA, or made any promise or undertaking in such regard, for (a) illegal contributions, gifts, entertainment or other expenses relating to political activity; (b) illegal payments to or for the benefit of governmental officials or employees, whether domestic or foreign; (c) illegal payments to or for the benefit of any person, firm, corporation or other entity, or any director, officer, employee, agent or representative thereof; or (d) the establishment or maintenance of a secret or unrecorded fund; and there have been no false or fictitious entries made in the books or records of C/HCA.

            3.21 No Misleading Statements. This Agreement, the information and schedules referred to herein and the information that has been furnished to the UHS Group and the UHS Affiliates in connection with the transactions contemplated hereby do not include any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

            3.22 Special Funds. None of the C/HCA Assets are subject to, and C/HCA shall indemnify and hold the UHS Group harmless from and against, any liability in respect of amounts received by C/HCA or others for the purchase or improvement of the C/HCA Assets or any part thereof under restricted or conditioned grants or donations, including, without limitation, monies received under the Public Health Service Act, 42 U.S.C. Section 291 et seq. or the provisions of the Higher Education Facilities Act of 1965, 20 U.S.C. Section 1132(a), et seq. or under any comparable state laws.

            3.23 Medical Staff Matters. C/HCA has delivered to the UHS Group true, correct, and complete copies of the bylaws and rules and regulations of the medical staffs of the C/HCA Hospitals. With regard to the medical staffs of the C/HCA Hospitals and except as set forth on Schedule 3.23 hereto, there are no pending or, to the best of C/HCA's knowledge, threatened disputes with applicants, staff members or health professional affiliates and all appeal periods in respect of any medical staff member or applicant against whom an adverse action has been taken have expired.

            3.24 No Broker. C/HCA represents and warrants that it has not dealt with any broker or finder in connection with any of the transactions contemplated by this Agreement.

     4. Representations and Warranties of UHS, UHS Sub, the UHS Affiliates and UHS of Delaware. In order to induce C/HCA to enter into and perform this Agreement, UHS, the UHS Sub, the UHS Affiliates and UHS of Delaware, jointly and severally, represent, warrant and agree as follows:

            4.1    Organization, Capitalization, Authorization, Etc.

                   4.1.1 Organization. Each of UHS, the UHS Sub, the UHS Affiliates and UHS of Delaware is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation, with all the requisite power and authority to execute, deliver and perform this Agreement and to hold the properties, rights and assets and to carry on the businesses now conducted by it. Each of UHS, the UHS Sub, the UHS Affiliates and UHS of Delaware is qualified to do business as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or its ownership or leasing of property make such qualification necessary.

                   4.1.2 Governing Documents. Copies of the Articles of Incorporation and By-Laws of UHS, the UHS Sub, the UHS Affiliates and UHS of Delaware have heretofore been delivered to C/HCA and are true, complete and correct.

            4.2 Ownership of Assets. Except as set forth in Schedule 4.2 hereto, the UHS Affiliates are and at the Hospital Closing, UHS of Delaware will be the legal and beneficial owner of the UHS Assets described in Section
1.2 hereof, free and clear of any Liens other than Permitted Encumbrances, and the UHS Affiliates and UHS of Delaware have full right, power and authority to sell, transfer, assign, convey and deliver all of the UHS Assets to be transferred by each of them, hereunder and delivery thereof will convey to C/HCA good and marketable title to said UHS Assets, free and clear of any Liens other than Liens created by C/HCA and Permitted Encumbrances. No removal of equipment (as specified in Section 1.2(c) hereof) from the UHS Hospitals has occurred since November 1, 1994.

            4.3 Authority and No Conflict. (a) UHS, UHS Sub, the UHS Affiliates and UHS of Delaware have full right, power and authority to execute, deliver and carry out the terms of this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement, and this Agreement has been duly authorized, executed and delivered by UHS, UHS Sub, the UHS Affiliates and UHS of Delaware. Except as described on Schedule
4.3 the execution and delivery of this Agreement by UHS, UHS Sub, the UHS Affiliates and UHS of Delaware does not and consummation of the transactions contemplated hereby will not (a) conflict with, or result in any violation of or default or loss of any benefit under, any provision of the Articles of Incorporation or By-laws of UHS, UHS Sub, UHS Affiliates or UHS of Delaware;
(b) conflict with, or result in any violation of or default or loss of any material benefit under, any permit, concession, grant, franchise, law, rule or regulation, or any judgment, decree or order of any court or other governmental agency or instrumentality to which UHS, UHS Sub, the UHS Affiliates or UHS of Delaware is a party or to which any of their respective properties are subject;
(c) conflict with, or result in a breach or violation of or default or loss of any material benefit under, or accelerate the performance required by, the terms of any agreement, contract, indenture or other instrument to which UHS, UHS Sub, the UHS Affiliates or UHS of Delaware is a party or to which any of their respective properties is subject, or constitute a default or loss of any right thereunder or an event which, with the lapse of time or notice or both, might result in a default or loss of any right thereunder or the creation of any Lien upon any of the assets or properties of UHS, UHS Sub, the UHS Affiliates or UHS of Delaware; or (d) result in any suspension, revocation, impairment, forfeiture or nonrenewal of (i) any License relating to the ownership and operation of health care facilities which is material to the operation of the UHS Assets or (ii) any other material License. All corporate action prerequisite to the execution of this Agreement and the consummation of the transactions contemplated by this Agreement has been taken by UHS, UHS Sub, the UHS Affiliates and UHS of Delaware. This is a valid and binding agreement of UHS, UHS Sub, the UHS Affiliates and UHS of Delaware enforceable in accordance with its terms except as enforceability may be restricted, limited or delayed by applicable bankruptcy or other laws affecting creditors' rights generally and except as enforceability may be subject to general principles of equity.

                   (b) The execution, delivery and performance by UHS, UHS Sub, the UHS Affiliates and UHS of Delaware of this Agreement, and the performance of the transactions contemplated by this Agreement, do not require the authorization, consent, approval, certification, license or order of, or any filing with, except as set forth on Schedule 4.3 hereof, any court or governmental agency of such a nature that the failure to obtain the same would have a material adverse effect on the UHS Assets, except for compliance with the HSR Act (as hereinafter defined) the FTC Consent Order, and except for such governmental authorizations, consents, approvals, certifications, licenses and orders that customarily accompany the transfer of health care facilities such as the UHS Hospitals.

            4.4    Financial Statements, Books and Records, and Change in
Condition.

                   4.4.1 Financial Statements Provided. The UHS Affiliates have delivered to C/HCA true, correct and complete copies of the unaudited balance sheets of the UHS Affiliates as of September 30, 1994 (collectively, the "UHS September Balance Sheet") and the related statements of operations, and statements of retained earnings and cash flows for the 9 months then ended (collectively, the "UHS September Financial Statements"). The UHS September Financial Statements have been prepared from the books and records of the UHS Affiliates and have been prepared in accordance with generally accepted accounting principles consistently followed throughout the period covered thereby (except as set forth on Schedule 4.4.1), and the balance sheet included therein presents fairly as of its date the financial condition of the UHS Affiliates. The statements of operations, and statements of retained earnings and cash flows included in the UHS September Financial Statements present fairly the results of operations, retained earnings and cash flows of the UHS Affiliates for the periods indicated.

                   4.4.2 Inventories. All inventories of the UHS Affiliates set forth on the UHS September Balance Sheet, and all inventories acquired subsequent to September 30, 1994 (the "Balance Sheet Date") are valued at the lower of cost (applied on a first-in-first-out basis) or market in accordance with generally accepted accounting principles. All inventories included in the UHS Assets, consist, and at the Hospital Closing will consist, of a quality and quantity usable and saleable in the ordinary course of business without discount or reduction, except for items of obsolete materials, all of which will be written down at the Hospital Closing to realizable market value. The present quantities of inventory of the UHS Hospitals are, and at the Hospital Closing will be, reasonable and warranted in the present and then circumstances of the UHS Hospitals.

                   4.4.3 Events Subsequent to the Balance Sheet Date. Since the Balance Sheet Date there has been no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the UHS Affiliates, whether as a result of any legislative or regulatory change, revocation of any License or right to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or otherwise, and, to the best knowledge of the UHS Affiliates, no fact or condition exists or is contemplated or threatened which could reasonably be anticipated to cause such a change in the future.

            Except as set forth on Schedule 4.4.3, except for seasonality changes, since the Balance Sheet Date, and except with respect to the accounts receivable financing program of UHS (no receivables of which are included in the UHS Assets), no UHS Affiliate has (a) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent), except current liabilities incurred and liabilities under contracts entered into, all of which were in the ordinary course of business; (b) discharged or satisfied any Lien or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the most recent balance sheet included in the UHS September Financial Statements and current liabilities incurred since the Balance Sheet Date in the ordinary course of business; (c) declared or made any payment or distribution (whether in cash, securities, other property or any combination thereof) on or in respect of the capital stock of the UHS Affiliates; (d) mortgaged, pledged or subjected to Lien any of its assets, tangible or intangible (including the UHS Assets), other than Liens of current real property taxes not yet due and payable; (e) sold, assigned or transferred any of its tangible assets except in the ordinary course of business, or canceled any debt or claim; (f) sold, assigned, transferred or granted any license with respect to any trademark, trade name, service mark, copyright, trade secret or other intangible asset; (g) suffered any loss of property or waived any right of substantial value whether or not in the ordinary course of business; (h) suffered any material adverse change in its relations with, or any loss or threatened loss of, any of its material suppliers, managed care contracts, physician relationships or Medicare or Medicaid contracts; (i)(1) entered into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) or arrangement with any of its directors, officers or employees, (2) increased any benefits payable under any existing severance or termination pay policies or employment agreements, or (3) increased the compensation, bonus or other benefits payable to any of its directors, officers or, other than in the ordinary course of business and consistent with past practice, employees; (j) made any material change in the manner of its business or operations, including without limitation any change in the manner in which the UHS Affiliates extend credit to patients or otherwise deals with patients; (k) made any material change in any method of accounting or accounting practice, except for any such changes required by reason of a concurrent change in generally accepted accounting principles; (l) written off as uncollectible any accounts or notes receivable in excess of reserves; (m) been the subject of any labor dispute or threat thereof; (n) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby; or (o) entered into any commitment (contingent or otherwise) to do any of the foregoing.

            4.5 Absence of Undisclosed Liabilities. No UHS Affiliate has any direct debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, which is not reflected or reserved against in the UHS September Financial Statements except for (a) those which are not required by generally accepted accounting principles to be so reflected, and (b) those which were incurred in the ordinary course of business and are usual and normal in amount both individually and in the aggregate, and (c) any debt, liability or obligation otherwise disclosed in this Agreement or the Schedules hereto.

            4.6    Real Property.

                   (a) Schedule 4.6 hereto identifies all interests in real property including land and improvements held by the UHS Affiliates as of the date hereof, together with the nature of such interest. To the extent that any such interest is shared, Schedule 4.6 also sets forth the nature and proportion of the sharing arrangement. Each of the properties on Schedule 4.6 is identified either as a property in which the UHS Affiliate holds all or a portion of the fee title (individually, an "UHS Owned Property" and collectively, the "UHS Owned Properties"), or all or a portion of a leasehold estate in the property (individually, an "UHS Leased Property" and collectively, the "UHS Leased Properties"). The UHS Owned Properties and the UHS Leased Properties are collectively referred to herein as "UHS Real Property."

                   (b) Except as set forth on Schedule 4.6, immediately prior to the transfer to UHS of Delaware, the UHS Affiliates will have, and at the Hospital Closing, UHS of Delaware will have good, valid and marketable title to each UHS Real Property free and clear of all Liens whatsoever except for Permitted Encumbrances. The UHS Affiliates' occupation, possession and use of the UHS Leased Properties has not been disturbed and no claim has been asserted or, to the best knowledge of the UHS Affiliates, threatened, adverse to the respective rights of the UHS Affiliates to the continued occupation, possession and use of the UHS Leased Properties, as currently utilized and as presently contemplated to be utilized.

                   (c) No portion of the UHS Real Property has suffered any material damage by fire or other casualty which heretofore has not been completely repaired and restored to its original condition. No person other than the UHS Affiliates owns any UHS Improvements (as defined below) necessary to the operation of the business of the UHS Affiliates, except for the contemplated transfer of the UHS Assets to UHS of Delaware immediately prior to the Hospital Closing and except for leased UHS Improvements both of which are disclosed on Schedule 4.6.

                   (d) The use and operation of the UHS Real Property and all buildings, structures, improvements, fixtures, facilities, equipment, all components of all buildings, structures and other improvements included within the UHS Real Property including, but not limited to, the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein (collectively, the "UHS Improvements") by the relevant UHS Affiliate is lawful and in full compliance with all Use Laws of every Governmental Entity having jurisdiction over any such UHS Real Property and UHS Improvements. The construction and use of the UHS Improvements on each parcel of UHS Real Property is lawful and in full compliance with all use statutes, rules, regulations, ordinances, orders, writs, injunctions, judgments, decrees, awards and restrictions, including without limitation, all Construction Laws (collectively with the Use Laws, "Real Property Laws") of every Governmental Entity having jurisdiction over any such UHS Real Property and UHS Improvements. Effective as of the Hospital Closing, C/HCA shall have the right under all Real Property Laws to continue the use and operation of the UHS Real Property and UHS Improvements for their current uses in the operation of the business of the UHS Affiliates as presently operated. To the best of the UHS Affiliates' knowledge for the past six years, no UHS Affiliate has received any notice of any violation of or investigation regarding any Real Property Laws. None of the UHS Real Property or the UHS Improvements, the appurtenances thereto or the equipment therein or the operation or maintenance thereof violates any restrictive covenant or, except as shown on the survey, encroaches on any property owned by others or any easement, right of way or other encumbrance or restriction affecting the UHS Real Property and/or UHS Improvements in any manner which would, individually or in the aggregate, interfere in any material respect with the use, occupancy or operation thereof as currently used, occupied and operated. To the best knowledge of the UHS Affiliates and except as shown on the survey, no building or structure of any third party encroaches upon the UHS Real Property or any easement or right of way benefitting the UHS Real Property. The UHS Real Property and its continued use, occupancy and operation as currently used, occupied and operated does not constitute a nonconforming use under any Real Property Law. The UHS Affiliates have provided C/HCA with copies of the most recent title reports in their possession relating to the UHS Real Property and all title insurance policies currently in effect with respect to such UHS Real Property.

                   (e) No UHS Affiliate has received notice of, nor do they otherwise have knowledge of, any condemnation, fire, health, safety, building, zoning or other land use regulatory proceedings, either instituted or planned to be instituted, which would have a material adverse effect on the use and operation of any portion of the UHS Real Property and/or UHS Improvements for their respective intended purposes or the value of any material portion of the UHS Real Property or UHS Improvements, nor has any UHS Affiliate received notice of any special improvements, liens, assessments or assessment proceedings affecting any of the UHS Real Property or UHS Improvements, nor has any UHS Affiliate received any written notice of violation or claimed violation of any Real Property Law.

                   (f) All water, sewer, gas, electric, telephone and drainage facilities, and all other utilities required by any applicable law or by the current use and operation of the UHS Real Property and UHS Improvements are installed to the property lines of the UHS Real Property, are connected pursuant to valid permits to municipal or public utility services or proper drainage facilities, are fully operable and are adequate to service the UHS Real Property and UHS Improvements as currently used in the operation of the business of the UHS Hospitals and to permit full compliance with the requirements of all Real Property Laws. The UHS Affiliates have no knowledge or notice of any fact or condition which could result in the termination or reduction of the current access from the UHS Real Property to existing roads or to sewer or other utility services presently serving the UHS Real Property.

                   (g) All licenses, permits, certificates (including without limitation certificates of occupancy), easements and rights of way, including proof of dedication, required from all Governmental Entities having jurisdiction over the UHS Real Property for the use and operation of the UHS Real Property and UHS Improvements as currently used in the operation of the business of the UHS Hospitals and to ensure vehicular and pedestrian ingress to and egress from the UHS Real Property have been obtained, except where the failure to obtain any such license, permit, certificate, easement or right of way would not have a material adverse effect on the value or use of the UHS Real Property by the UHS Affiliates or C/HCA. The transactions contemplated hereby will not require the issuance of any new or amended license, permit or certificate.

                   (h) None of the UHS Real Property is located in an area identified as a "flood hazard area" by the United States Department of Housing and Urban Development except as shown in the survey attached as part of
Schedule 4.6 hereto which, to the best knowledge of the UHS Affiliates is accurate and complete in all respects. The UHS Affiliates have not granted any easements or entered into an arrangement or agreement since the date of such survey which would cause any change to be made in such survey if such survey was performed as of the date hereof.

                   (i) The transfer of the UHS Real Property to UHS of Delaware immediately prior to the Hospital Closing will not result in the creation of any Lien, encumbrance or other defect in title with respect to such UHS Real Property or in any way interfere with the right of C/HCA to own, possess, occupy and use the UHS Real Property following the Hospital Closing.

            4.7 Property to Operate UHS Hospitals. The UHS Assets constitute, in the aggregate, all the assets and property necessary for the conduct of the UHS Hospitals as currently conducted.

            4.8 Trade Names, Trademarks, Copyrights, Etc. Schedule 4.8 contains a schedule of all trade names, trademarks, service marks, copyrights, patents or applications for patents, and trade secrets used by the UHS Affiliates in the operation of its business and of the UHS Hospitals or in which they have any rights (including licenses), together with a brief description of each. To the best of the UHS Affiliates' knowledge, no UHS Affiliate has infringed, or is now infringing, any trade name, trademark, service mark, copyright, patent or trade secret belonging to a third party and no UHS Affiliate has received any notice of infringement upon or conflict with the asserted rights of others. Except as set forth on Schedule 4.8 hereto, none of such names, marks, copyrights or patents, however, are registered with the United States Patent and Trademark Office or the United States Copyright Office. To the knowledge of the UHS Affiliates there are no trade names, trademarks, service marks, copyrights, patents or applications for patents and trade secrets other than those listed on Schedule 4.8 which are necessary for the conduct of the business of the UHS Affiliates as now being conducted, the loss of which could materially and adversely affect the prospects, operations or condition, financial or otherwise, of the UHS Affiliates. No director, officer, stockholder, or, to the best knowledge of the UHS Affiliates, employee, of any UHS Affiliate or the UHS Hospitals or any predecessor has any interest in any of the foregoing rights.

            4.9 Litigation. Except as set forth on Schedule 4.9 hereto, there is no action, suit, arbitration, proceeding or investigation pending or, to the best knowledge of the UHS Affiliates, threatened against either of the UHS Affiliates or affecting the UHS Assets by or before any Governmental Entity, or any basis in fact therefor known to any UHS Affiliate, against either of the UHS Affiliates or involving the UHS Assets, whether at law or in equity.

            4.10   Compliance with Laws.

                   (a) To the best of UHS' and the UHS Affiliates' knowledge, each UHS Affiliate is in compliance with all Laws, except for violations that individually or in the aggregate would not and, insofar as may reasonably be foreseen, in the future will not, have a material adverse effect on the business or operations of the UHS Hospitals. No UHS Affiliate nor, to the best knowledge of the UHS Affiliates, any director, officer, consultant or employee of any UHS Affiliate, is in default with respect to any order, writ, injunction or decree, known to, or served upon, any UHS Affiliate, of any Governmental Entity. To the best knowledge of the UHS Affiliates, there is no existing Law, other than Laws of general applicability to healthcare providers, which would prohibit or materially restrict any UHS Affiliate from, or otherwise materially adversely affect any UHS Affiliate in, conducting its business in any jurisdiction in which it is now conducting business or in which it currently proposes to conduct business.

                   (b) No UHS Affiliate has received any notice of any claim, requirement or demand of any Governmental Entity having or claiming any licensing, certifying, supervising, evaluating or accrediting authority over the UHS Affiliates or their business to rework or redesign the UHS Hospitals, medical staff or professional services, procedures or practices in any material respect or to provide additional furniture, fixtures, equipment or inventory so as to make such UHS Hospitals conform to or comply with applicable law.

                   (c) To the best of UHS' and the UHS Affiliates' knowledge, the UHS Affiliates and their respective officers and directors, and those physicians who are under contract or have otherwise entered into a written agreement with UHS or the UHS Affiliates (and then, only with respect to activities of such physicians under and with respect to such contracts or agreements), have not engaged in any activities which are prohibited under any Laws, or the regulations promulgated pursuant to such Laws or related state or local laws, statutes or regulations.

            4.11   Contracts.

                   (a) The UHS Affiliates have no existing contract, obligation or commitment (written or oral) of any nature, including without limitation the following, except as set forth on Schedule 4.11:

                          (i) Employment, bonus, severance or consulting agreements, retirement, stock bonus, stock option, or similar plans;

                          (ii) Loan or other agreements, notes, indentures, or instruments relating to or evidencing indebtedness for borrowed money or mortgaging, pledging or granting or creating a lien or security interest or other encumbrance on any of the assets of any UHS Affiliate or any agreement or instrument evidencing any guaranty by any UHS Affiliate of payment or performance by any other person;

                          (iii) Agreements with any labor union or collective bargaining organization or other labor agreements;

                          (iv) Any contract or series of contracts with the same person for the furnishing or purchase of equipment, goods or services;

                          (v) Any joint venture contract or arrangement or other agreement involving a sharing of profits or expenses to which any UHS Affiliate is a party or by which any of them is bound;

                          (vi) Agreements which would, after the Hospital Closing Date, limit the freedom of C/HCA to compete in any line of business or in any geographic area or with any person;

                          (vii) Agreements providing for acquisition or disposition of the assets, businesses or a direct or indirect ownership interest in the UHS Affiliates;

                          (viii) Any lease under which the UHS Affiliates are
            either lessor or lessee;

                          (ix) Any contract, commitment or arrangement not made in the ordinary course of business of any UHS Affiliate, including without limitation, any powers-of-attorney giving any person authority to act on behalf of any UHS Affiliate;

                          (x) Any license, agreement, or arrangement, whether as licensor, licensee, or otherwise, with respect to any trade name, trademark, service mark, copyright, patent or trade secret;

                          (xi)   Any contract or series of contracts,
            commitments or arrangement relating to the provision of goods or services for any UHS Affiliate by any person who is related to, or an affiliate of, any UHS Affiliate or any officer, director or stockholder of any UHS Affiliate, and any contract or series of contracts, commitments or arrangement relating to the provision of goods or services for any UHS Affiliate by any person the terms of which were not determined on an arms' length basis;

                          (xii) Any patient care or pharmacy vending contract not entered into in the ordinary course of business;

                          (xiii) Agreements with any Governmental Entity,
            including without limitation Medicare and Medicaid provider agreements and indigent care contracts; or

                          (xiv) Any contract with any managed care, preferred provider or other similar entity.

True and correct copies of all contracts, agreements, arrangements and similar instruments set forth on Schedule 4.11 have been provided to C/HCA. Each contract, agreement, arrangement, plan, lease (including lease agreements with respect to the UHS Leased Properties under which any UHS Affiliate is either lessor or lessee) or similar instrument to which any UHS Affiliate is a party, whether or not listed on Schedule 4.11 (collectively, the "UHS Contracts"), is a valid and binding obligation of the UHS Affiliate party thereto and, to the best knowledge of the UHS Affiliates, the other parties thereto, enforceable in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law), and is in full force and effect (except for any UHS Contracts which by their terms expire after the date hereof or are terminated after the date hereof in accordance with the terms thereof), and neither any UHS Affiliate nor, to the best of knowledge of the UHS Affiliates, any other party thereto has breached any material provision of, nor is in default in any material respect under the terms of (and, to the best knowledge of the UHS Affiliates, no condition exists which, with the passage of time, the giving of notice, or both (including consummation of the transactions contemplated hereby), would result in a material default under the terms of), any of the UHS Contracts.

                   (b)    (1)    No purchase contracts or commitments of any
UHS Affiliate continue for a period of more than 12 months or are in quantities or amounts in excess of the normal, ordinary, usual and current requirements of its respective business or in excess of market prices generally available to purchasers of similar quantities; (ii) no UHS Contract requires any UHS Affiliate to provide services at a fixed price; (iii) no UHS Affiliate has outstanding any bid, contract, commitment or proposal either (x) continuing for a period of more than 12 months or (y) quoting prices which will not result in profits consistent with past experience; and (2) none of such UHS Contracts obligates any UHS Affiliate to perform services which any UHS Affiliate knows or has reason to believe are at a price which would result in a net loss on the provision of services, or are pursuant to terms or conditions it cannot reasonably expect to satisfy or fulfill in their entirety.

            4.12   Employee and Labor Matters and Plans.

                   (a) Schedule 4.12 lists each of the following plans, contracts, policies and arrangements which is or, within six years prior to the date hereof, was sponsored, maintained or contributed to by, or otherwise binding upon, any UHS Affiliate for the benefit of any current or former employee, director or other personnel (including any such plan, contract, policy or arrangement approved or adopted before, but effective on or after, the date of this Agreement): (i) any "employee benefit plan," as such term is defined in Section 3(3) of ERISA, whether or not subject to the provisions of ERISA, (ii) any personnel policy and (iii) any Employee Plan.

                   (b) With respect to each Employee Plan, the UHS Affiliates have delivered to C/HCA true and complete copies of (i) each contract, plan document, policy statement, summary plan description and other written material governing or describing the Employee Plan and/or any related funding arrangements (including without limitation any related trust agreement or insurance company contract) or, if there are no such written materials, a summary description of the Employee Plan and (ii), where applicable, (1) the last two annual reports (5500 series) filed with the IRS or the Department of Labor, (2) the most recent balance sheet and financial statement, (3) the most recent actuarial report or valuation statement, (4) the most recent determination letter issued by the IRS, as well as any other determination letter, private letter ruling, opinion letter or prohibited transaction exemption issued by the IRS or the Department of Labor within the last six years and any application therefor which is currently pending and (5) the last PBGC-1 filed with the PBGC.

                   (c) Each Employee Plan has been maintained and administered in accordance with its terms and in substantial compliance with the provisions of applicable law, including without limitation applicable disclosure, reporting, funding and fiduciary requirements imposed by ERISA and/or the Code. All contributions, insurance premiums, benefits and other payments required to be made to or under each Employee Plan have been made timely and in accordance with the governing documents and in substantial compliance with applicable law. Except as set forth on Schedule 4.12, with respect to each Employee Plan, (i) no application, proceeding or other matter is pending before the IRS, the Department of Labor, the PBGC or any other Governmental Entity; (ii) no action, suit, proceeding or claim (other than routine claims for benefits) is pending or threatened; and (iii) to the best knowledge of the UHS Affiliates, no fact exists which could give rise to an action, suit, proceeding or claim which, if asserted, could result in a material liability or expense to any UHS Affiliate or the plan assets.

                   (d) With respect to each Employee Plan which is an "employee benefit plan" within the meaning of Section 3(3) of ERISA or which is a "plan" within the meaning of Section 4975(e) of the Code, to the best knowledge of the UHS Affiliates there has occurred no transaction which is prohibited by Section 406 of ERISA or which constitutes a "prohibited transaction" under Section 4975(c) of the Code and with respect to which a prohibited transaction exemption has not been granted and is not currently in effect.

                   (e) Schedule 4.12 identifies each funded Employee Plan which is an employee pension plan within the meaning of Section 3(2) of ERISA (other than a multiemployer plan within the meaning of Section 3(37) of ERISA). With respect to each such Employee Plan, (i) the Employee Plan is a qualified plan under Section 401(a) or 403(a) of the Code, and its related trust is exempt from Federal income taxation under Section 501(a) of the Code, (ii) a favorable IRS determination letter is currently in effect and, since the date of the last determination letter, the Employee Plan has not been amended or, to the best knowledge of the UHS Affiliates operated in a manner which would adversely affect its qualified status and no event has occurred which has caused or could cause the loss of such status, (iii) there has been no termination or partial termination within the meaning of Section 411(d)(3) of the Code, (iv) with respect to each such Employee Plan which is covered by Section 412 of the Code, there has been no accumulated funding deficiency, whether or not waived, within the meaning of Section 302(a)(2) of ERISA or Section 412 of the Code, and there has been no failure to make a required installment by its due date under
Section 412(m) of the Code and (v) with respect to each such Employee Plan which is covered by Title IV of ERISA, (1) no reportable event within the meaning of Section 4043(b) of ERISA and the regulations thereunder has occurred, (2) no notice of intent to terminate the plan has been provided to participants or filed with the PBGC under Section 4041 of ERISA, nor has the PBGC instituted or threatened to institute any proceeding under Section 4042 of ERISA to terminate the plan, (3) no liability has been incurred under Title IV of ERISA to the PBGC or otherwise (except for the payment of PBGC premiums) and
(4) in the case of a defined benefit pension plan, the value of the plan assets exceeds the total present value of the plan's benefit liabilities on a plan termination basis based upon actuarial assumptions and asset valuation principles applied by the PBGC. No

UHS Affiliate has ceased operations at a facility so as to become subject to the provisions of Section 4068(a) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or ceased making contributions to any Employee Plan which is a pension plan subject to
Section 4064(a) of ERISA.

                   (f) Each trust which is intended to be exempt from Federal income taxation pursuant to Section 501(c)(9) of the Code has been identified as such on Schedule 4.12, and each such trust satisfies the requirements of that Section and is covered by a favorable IRS determination letter except as set forth on Schedule 4.12, and neither the trust nor any related plan has been amended or, to the best knowledge of the UHS Affiliates, operated since the date of the most recent determination letter in a manner which would adversely affect such exempt status.

                   (g) No Employee Plan listed on Schedule 4.12 is a multiemployer plan within the meaning of Section 3(37) of ERISA.

                   (h) The UHS Affiliates have complied in all material respects with the provisions of Section 4980(B) of the Code with respect to any Employee Plan or benefit arrangement which is a group health plan within the meaning of Section 5001(b)(1) of the Code. No UHS Affiliate maintains, contributes to, or is obligated under any plan, contract, policy or arrangement providing health or death benefits (whether or not insured) to current or former employees or other personnel beyond the termination of their employment or other services unless as required by COBRA. To the best knowledge of the UHS Affiliates, the UHS Affiliates have reserved the right to unilaterally terminate and/or amend each Employee Plan at any time.

                   (i) The consummation of the transactions contemplated by this Agreement will not (either alone or in conjunction with another event, such as a termination of employment or other services) entitle any employee or other person to receive severance or other compensation which would not otherwise be payable absent the consummation of the transactions contemplated by this Agreement or cause the acceleration of the time of payment or vesting of any award or entitlement under any Employee Plan.

                   (j) Schedule 4.12 sets forth a complete and accurate list showing the names, titles, length of employment or service, the rate of compensation (and the portions thereof attributable to salary and bonuses, respectively), fringe benefits, and the amount of accrued bonuses, vacation, sick leave, maternity leave and other leave of the chief executive officers and chief financial officers of each UHS Affiliate and of all employees of or consultants to each UHS Affiliate that received, for the year ended December 31, 1994, or are expected to receive, during the year ending December 31, 1995, annual base salary or other compensation in excess of $60,000. Except as set forth on Schedule 4.12, none of such personnel is a party or subject to any oral or written employment, bonus, pension, profit-sharing, deferred compensation, percentage compensation, employee benefit (including without limitation medical disability, life insurance and other welfare benefit plans), incentive, pension or retirement plans, fringe benefit or termination or severance agreements, plans or commitments. The UHS Affiliates are not in default with respect to any of the foregoing obligations. No UHS Affiliate is in default with respect to any withholding or other employment taxes or payments with respect to accrued vacation, sick pay or severance pay on behalf of any employee for which it is obligated on the date hereof and will maintain and continue to make all such necessary payments or adjustments arising through the Hospital Closing Date. To the best knowledge of the UHS Affiliates, no officer or employee listed on Schedule 4.12 has any plans to terminate their employment. Neither UHS Affiliate has instituted a "freeze" of, or delayed or deferred the grant of, any cost-of-living or other salary adjustments for any of its employees.

                   (k) Schedule 4.12 comprises a complete and correct list of (i) the names, titles, length of employment or service and current annual salary rates and all other compensation and fringe benefits of each of the employees, officers, directors or consultants of the UHS Affiliates who is engaged in the conduct of the UHS Hospitals and who are not included on
Schedule 4.12 as a result of disclosures required by (j) herein; and (ii) the amount of accrued bonuses, vacation, sick leave, maternity leave and other leave for such personnel. There have been no audits of the equal employment opportunity practices of the UHS Affiliates and, to the best knowledge of the UHS Affiliates, no basis for such claim exists. There is no strike, dispute, slowdown or stoppage pending or threatened against or involving any UHS Affiliate and none has occurred since January 1, 1988. No UHS Affiliate has received notice from any union or employees setting forth demands for representation, elections or for present or future changes in wages, terms of employment or working conditions.

                   (l) Schedule 4.12 sets forth all outstanding loans and other advances (other than travel advances in the ordinary course of business which do not exceed $1,000 per individual) made by any UHS Affiliate to any of its officers, directors, employees, stockholders or consultants.

            4.13 Insurance Policies. Schedule 4.13 contains a correct and complete description of all insurance policies of the UHS Affiliates reflecting policy numbers, identity of insurer, amounts and coverage covering the UHS Affiliates and their respective employees, agents and assets. Each such policy is now and will be up to the Effective Time on a claims made basis with no premium arrearage. All such policies are in full force and effect with responsible insurance carriers and, to the best knowledge of the UHS Affiliates, provide adequate coverage to insure fully against risks to which the UHS Affiliates and their employees, businesses, properties and other assets may be exposed in the operation of their respective business. All retroactive premium adjustments under any worker's compensation policy of the UHS Affiliates have been recorded in the UHS Affiliates' respective financial statements in accordance with generally accepted accounting principles and are reflected in the UHS Financial Statements. No notice of cancellation or termination has been received with respect to any such policy. To the best knowledge of the UHS Affiliates, no UHS Affiliate has failed to give any notice or present any claim thereunder in due and timely fashion. There are no pending claims against such insurance by any UHS Affiliate as to which the insurers have denied coverage or otherwise reserved rights. No UHS Affiliate has been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance since the date it commenced operations.

            4.14   Medicare, Medicaid and Other Health Care Programs.

                   (a) The medical staff of the UHS Hospitals consists substantially of the persons whose names and status are set forth on Schedule
4.14 hereto.

                   (b) Each UHS Affiliate is certified for participation in the Medicare and Medicaid programs, and has a current and valid provider contract with such programs.

                   (c) The UHS Affiliates have timely filed or caused to be timely filed all cost reports and other reports of every kind whatsoever required by any Governmental Entity to be made by them with respect to the purchase of services by third-party purchasers, including but not limited to Medicare and Medicaid programs and other insurance carriers and, subject to normal adjustments (that shall not be material and adverse) to such reports upon audit or review by such third parties, all such reports are complete and accurate in all material respects. The UHS Affiliates have paid or caused to be paid all refunds, discounts or adjustments which have become due pursuant to said reports and there is no further liability now due (whether or not disclosed in any report heretofore or hereafter made) for any such refund, discount or adjustment, and no interest or penalties accruing with respect thereto, except as may be disclosed in the UHS Financial Statements. The UHS Affiliates have delivered to C/HCA true and correct copies of all of their Medicare and Medicaid Cost Reports submitted by the UHS Affiliates for the two most recent fiscal years.

            4.15 Facility Surveys. True and complete copies of any and all licensure survey reports and any and all Medicare and/or Medicaid and JCAHO survey reports issued within the 24-month period preceding the execution of this Agreement with respect to the UHS Hospitals for which surveys are conducted by the appropriate state or Federal agencies and JCAHO having jurisdiction thereof have been furnished to C/HCA, along with true and complete copies of any and all plans of correction which the agencies in question required to be submitted in response to said survey reports and all deficiencies reflected have been corrected at the expense of the UHS Affiliates.

            4.16 Licenses. Each UHS Affiliate and its respective officers, directors, partners and employees possess all governmental registrations, certificates of need, consents, qualifications, accreditations, licenses, permits, authorizations and approvals that are material to the ownership or operation of the health care facilities owned and operated by the UHS Affiliates except where the failure to possess the same would not have a material adverse effect on the ownership or operation of the UHS Assets, and the use of its properties as presently conducted or used including, without limitation, all Licenses. Schedule 4.16 contains a true and complete list of the Licenses, exclusive of any Licenses with respect to state or local sales, use or other Taxes. All of the Licenses are in full force and effect and no action or claim is pending nor, to the best knowledge of the UHS Affiliates, is threatened to revoke or terminate any License or declare any License invalid in any material respect. No UHS Affiliate or any of its officers or directors or, to the best knowledge of the UHS Affiliates, employees is in default in any material respect under any of such Licenses and, to the best knowledge of the UHS Affiliates, other than as set forth on the UHS Hospitals survey reports, copies of which have been provided to C/HCA, no event has occurred and no condition exists which, with the giving of notice, the passage of time, or both, would constitute a default thereunder, which default could reasonably be expected to have a material adverse effect on the business or operations of any UHS Affiliate.

            4.17   Taxes.

                   (a)    Except as specifically set forth in Schedule 4.17,
(i) the UHS Affiliates have filed on a timely basis (taking into account any extensions received from the relevant taxing authorities) all returns and reports of Taxes relating to the UHS Assets or the UHS Hospitals that are or were required to be filed with the appropriate taxing authorities in all jurisdictions in which such returns and reports are or were required to be filed, and all such returns and reports are true, correct and complete in all material respects.

                   (b) All Taxes relating to the UHS Assets or the UHS Hospitals that the UHS Affiliates are or were required by law to withhold, to deposit or to collect have been duly withheld, deposited or collected and, to the extent required, have been paid to the relevant taxing authority or have been accrued and reflected in the accounts of the UHS Hospitals.

            4.18 Tax Returns Through Hospital Closing Date. The UHS Affiliates shall prepare and file on a timely basis all reports and returns of Taxes relating to the UHS Assets or the UHS Hospitals with respect to all periods through and including the Hospital Closing Date and shall pay or cause to be paid when due all Taxes relating to the UHS Assets or the UHS Hospitals for such periods, including any interest, additions to tax or penalties thereon together with interest on such additions to tax or penalties except as otherwise assumed by C/HCA pursuant to this Agreement. The UHS Affiliates shall be entitled to receive any tax refund of Taxes attributable to the UHS Assets or conduct of the UHS Hospitals in respect of any period prior to and through the Hospital Closing Date to the effect paid by the UHS Affiliates.

            4.19 FIRPTA Affidavits. At the Hospital Closing, the UHS Affiliates and UHS of Delaware shall execute and deliver to C/HCA affidavits complying in all respects with Section 1445(b)(2) of the Code.

            4.20 No Illegal or Improper Transactions. No UHS Affiliate has, nor have any of their respective directors, officers, affiliates, employees, directly or indirectly used funds or other assets of any UHS Affiliate, or made any promise or undertaking in such regard, for (a) illegal contributions, gifts, entertainment or other expenses relating to political activity; (b) illegal payments to or for the benefit of governmental officials or employees, whether domestic or foreign; (c) illegal payments to or for the benefit of any person, firm, corporation or other entity, or any director, officer, employee, agent or representative thereof; or (d) the establishment or maintenance of a secret or unrecorded fund; and there have been no false or fictitious entries made in the books or records of any UHS Affiliate.

            4.21 No Misleading Statements. This Agreement, the information and schedules referred to herein and the information that has been furnished to C/HCA in connection with the transactions contemplated hereby do not include any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

            4.22 Special Funds. None of the UHS Assets are subject to, and the UHS Group, the UHS Affiliates and UHS of Delaware shall indemnify and hold C/HCA harmless from and against, any liability in respect of amounts received by the UHS Affiliates or others for the purchase or improvement of the UHS Assets or any part thereof under restricted or conditioned grants or donations, including, without limitation, monies received under the Public Health Service Act, 42 U.S.C.
Section 291 et seq. or the provisions of the Higher Education Facilities Act of 1965, 20 U.S.C. Section 1132(a), et seq., or under any comparable state laws.

            4.23 Medical Staff Matters. The UHS Affiliates have delivered to C/HCA true, correct, and complete copies of the bylaws and rules and regulations of the medical staffs of UHS Hospitals. With regard to the medical staffs of the UHS Hospitals and except as set forth on Schedule 4.23 hereto, there are no pending or, to the best of the UHS Affiliates' knowledge, threatened disputes with applicants, staff members or health professional affiliates and all appeal periods in respect of any medical staff member or applicant against whom an adverse action has been taken have expired.

            4.24 No Broker. UHS, the UHS Affiliates and UHS of Delaware represent and warrant that they have not dealt with any broker or finder in connection with any of the transactions contemplated by this Agreement.

            4.25 No Augusta-Aiken Hospitals. The UHS Affiliates, UHS of Delaware and the UHS Group do not now and will not at the Hospital Closing own or operate, directly or indirectly, through subsidiaries, partnerships, or otherwise, any "acute care hospital" (as such term is defined in the FTC Consent Order) in the counties of Richmond and Columbia in Georgia and Aiken County in South Carolina.

            4.26 Conveyance by UHS of Delaware. The UHS Group, the UHS Affiliates and UHS of Delaware do not know of any facts or circumstances which indicate that the transfer of the UHS Assets through UHS of Delaware to C/HCA is likely to result in any Losses which would not have been incurred but for the involvement of UHS of Delaware in the transaction.

     5.     Obligations Before and After Hospital Closing.

            From and after the date hereof until the Hospital Closing Date and thereafter, to the extent applicable, C/HCA, on the one hand, and UHS and the UHS Affiliates agree, on the other, that:

            5.1 Access to Premises and Information. Each party and their counsel, accountants, and other representatives will have reasonable access during normal business hours to each other party's properties, books, accounts and records, contracts and documents of or relating to the business of the C/HCA Hospitals or the UHS Hospitals, as the case may be, provided that such access shall not interfere with the operation of such facility. Each party will furnish or cause to be furnished to the other party and its representatives all data and information concerning the business, finances, and properties of the C/HCA Hospitals or the UHS Hospitals, as the case may be, that may reasonably be requested.

            5.2 Conduct of Business in Ordinary Course. C/HCA and the UHS Affiliates will carry on their respective businesses diligently, in the ordinary course and in substantially the same manner as such business has previously been carried out, and will not make or institute any unusual or novel purchase, sale, lease, management, accounting policy or operation that will vary materially from those methods used by it during the 12 month period ending on the date of this Agreement.

            5.3 C/HCA Negative Covenants. From the date hereof to the Hospital Closing Date, C/HCA will not, without the prior written consent of the UHS Affiliates:

                   (a) amend or terminate any of the C/HCA Contracts, enter into any contract or commitment, or incur or agree to incur any liability, except in the ordinary course of business and in no event greater than Five Thousand Dollars ($5,000) per item or which is not terminable without cause or penalty within thirty (30) days following the Hospital Closing;

                   (b) make offers of employment to any employees of the C/HCA Hospitals for employment with C/HCA or any affiliate of C/HCA for periods subsequent to the Hospital Closing, other than those employees who do not accept offers of post-closing employment from the UHS Group;

                   (c) increase compensation payable or to become payable or make a bonus payment to or otherwise enter into one or more bonus agreements with any employee or agent, except in the ordinary course of business in accordance with existing personnel policies;

                   (d) create, assume or permit to exist any new mortgage, pledge or other lien or encumbrance upon any of the C/HCA Assets, whether now owned or hereafter acquired;

                   (e) sell, assign or otherwise transfer or dispose of any property, plant or equipment (other than supplies), except in the normal course of business with comparable replacement thereof; or

                   (f) take any action outside the ordinary course of business.

            5.4 UHS Negative Covenants. From the date hereof to the Hospital Closing Date, the UHS Affiliates will not, without prior written consent of C/HCA and except as permitted hereunder:

                   (a) amend or terminate any of the UHS Contracts, enter into any contract or commitment, or incur or agree to incur any liability, except in the ordinary course of business and in no event greater than Five Thousand Dollars ($5,000) per item or which is not terminable without cause or penalty within thirty (30) days following the Hospital Closing;

                   (b) make offers of employment to any employees of the UHS Hospitals for employment with the UHS Group or any affiliate thereof for periods subsequent to the Hospital Closing, other than those employees who do not accept offers of post-closing employment from C/HCA;

                   (c) increase compensation payable or to become payable or make a bonus payment to or otherwise enter into one or more bonus agreements with any employee or agent, except in the ordinary course of business in accordance with existing personnel policies;

                   (d) create, assume or permit to exist any new mortgage, pledge or other lien or encumbrance upon any of the UHS Assets, whether now owned or hereafter acquired;

                   (e) sell, assign or otherwise transfer or dispose of any property, plant or equipment (other than supplies), except in the normal course of business with comparable replacement thereof; or

                   (f) take any action outside the ordinary course of business. Notwithstanding the foregoing, it is understood and agreed by the parties hereto that immediately prior to the consummation of the transactions contemplated hereby, the UHS Affiliates intend to transfer the UHS Assets to UHS of Delaware which, in turn, will transfer the UHS Assets to C/HCA. Prior to the transfer, UHS of Delaware will own no assets nor have any liabilities which will affect the UHS Assets in any manner whatsoever. The transfer involving UHS of Delaware will not change the character, quality, nature, or title to the UHS Assets and C/HCA will receive and take title to the UHS Assets as if they were conveyed directly by Dallas Family Hospital, Inc. and Westlake Medical Center, Inc. and Universal Health Realty Income Trust. Further, the transfer shall not affect the assignment of contracts or the licensure or certification status of the Dallas Hospital or the California Hospital. Any costs and expenses incurred by C/HCA shall be reimbursed by the UHS Group and the failure of the UHS Affiliates to conform the transfer of the UHS Assets to effectuate the intent of this Section shall be subject to indemnification as provided in Section 10.3(c).

            5.5 Representations and Warranties True at Closing. All representations and warranties of the parties set forth in this Agreement will also be true and correct as of the Hospital Closing Date as if made on that date. The parties undertake to revise all Schedules hereto as may be necessary from the date hereof until the Hospital Closing Date. No such revisions made pursuant to this Section shall be deemed to cure any breach of any representation or warranty made in this Agreement unless the non-breaching parties specifically agree thereto in writing, nor shall any such revision be considered to constitute or give rise to a waiver by the non-breaching party of any condition set forth in this Agreement.

            5.6 Further Authorization. The parties hereto will take, or cause to be taken, such further actions as may be necessary or appropriate to authorize the execution, delivery and performance of this Agreement by them.

            5.7 Employee Matters. Each of C/HCA and the UHS Affiliates shall undertake the following on or before the Hospital Closing Date:

                   (a) C/HCA and the UHS Affiliates shall be permitted to interview all employees of each other employed at the C/HCA Hospitals or the UHS Hospitals, as the case may be, and discuss with, and offer employment to, any of such employees. It is understood and agreed, however, that any party shall not be obligated to offer employment to any of the other party's employees. C/HCA, with respect to the UHS Assets, and the UHS Group with respect to the C/HCA Assets, shall be responsible for complying with the Worker Adjustment and Retraining Act, 29 U.S.C. Sections 2101-2109 (the "WARN Act") and shall be responsible for any liabilities, costs or expenses associated with a violation of the WARN Act caused by the decision of either of C/HCA or the UHS Group, as the case may be, not to offer employment to any of the other party's employees.

                   (b) Health benefit plans of each of C/HCA and UHS Affiliates with respect to the employees of the C/HCA Hospitals and the UHS Hospitals shall cease as of the Effective Time and each of the parties shall remain liable for all claims for participants who are hospitalized as of the Hospital Closing Date, but such liability shall cease as of the date of discharge. After the Effective Time, each party shall be responsible for all employee health claims, whether or not resulting in hospitalization, incurred by the employees hired by it. Each of C/HCA and the UHS Affiliates shall have continuation liability for their respective COBRA continuees who became eligible prior to the Hospital Closing Date. Each of C/HCA and the UHS Group agrees that it will arrange that, from and after the Hospital Closing Date, through the end of the health benefit plan's fiscal year end, each employee hired by it need not pay any deductible amount in respect of his health insurance coverage more than that amount which would have been payable had such employee remained in the employ of the other party through the end of the health benefits plan's fiscal year end.

                   (c) Former employees of either of C/HCA or the UHS Affiliates who accept employment with the other party after the Hospital Closing Date shall be given credit for all years of service at the C/HCA Hospitals or the UHS Hospitals, as the case may be, for all employee benefit purposes, including without limitation, the determination of the amount of vesting of retirement plan benefits and other similar purposes; provided that this provision shall not require either of C/HCA or the UHS Group to assume obligations or liabilities otherwise excluded in other sections of this Agreement.

                   (d) The obligations of either of C/HCA or the UHS Group under this section are enforceable only by the other party and no employee shall have any rights under this section as a third party beneficiary. After the Hospital Closing Date, each party expressly reserves the right to hire, review, demote and terminate individual employees as it deems appropriate.

            5.8 No Shopping. From the date of this Agreement until the termination hereof, no party hereto nor any of their respective officers, directors, stockholders, agents or representatives shall provide information to, solicit any indications of interest from, or negotiate with, any third party with respect to any possible sale of stock or assets, merger or other business combination or similar transaction involving the C/HCA Hospitals or the UHS Hospitals until the earlier of (i) termination of this Agreement by the parties hereto and (ii) March 31, 1995.

            5.9 Covenants of C/HCA. C/HCA agrees that neither it nor any of its affiliates will, for a period of four (4) years from the Hospital Closing Date directly or indirectly (i) own, build, invest in, assist in the development of, or have any management role in, any firm, corporation, business or other organization or enterprise engaged, directly or indirectly, in the provision of health care services within twenty (20) miles of the Aiken Hospitals except that this restriction shall not apply with respect to such activities in Georgia nor with respect to current activities of a C/HCA affiliate with respect to occupational medical services, (ii) solicit for employment any employee of the UHS Group, the UHS Affiliates or UHS of Delaware or any of their affiliates who work at the Aiken Hospitals after the Hospital Closing, or (iii) interfere with, disrupt or attempt to disrupt the relationship between the UHS Sub and any of its lessors, lessees, licensors, licensees, customers or suppliers. If any court determines that any of the restrictive covenants set forth in this Section 5.9, or any part of such covenants, is unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced.

            5.10 Covenants of UHS, UHS Sub, the UHS Affiliates and UHS of Delaware. UHS, UHS Sub, the UHS Affiliates and UHS of Delaware agree that none of them nor any of their affiliates will, for a period of four (4) years from the Hospital Closing Date directly or indirectly (i) own, build, invest in, assist in the development of, or have any management role in, any firm, corporation, business or other organization or enterprise engaged, directly or indirectly, in the provision of health care services within fifteen (15) miles of the UHS Hospitals, (ii) solicit for employment any employee of C/HCA or any of their affiliates who work at the UHS Hospitals after the Hospital Closing, or (iii) interfere with, disrupt or attempt to disrupt the relationship between C/HCA and any of its lessors, lessees, licensors, licensees, customers or suppliers. If any court determines that any of the restrictive covenants set forth in this Section 5.10, or any part of such covenants, is unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced. Notwithstanding the foregoing, nothing herein shall be construed as prohibiting the acquisition and the operation of Timberlawn Mental Health System, located in Dallas, Texas, by UHS.

            5.11   Consents.  The parties hereto, as promptly as practicable,
(i) will make, or cause to be made, all filings and submissions under laws, rules and regulations applicable to it, or to its subsidiaries and affiliates, as may be required for it to consummate the transactions contemplated hereby including without limitation, all filings under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and any filings required by the Decision and Order of the Federal Trade Commission issued July 5, 1994 (the "FTC Consent Order"); (ii) will use its reasonable efforts to obtain, or cause to be obtained, all authorizations, approvals, consents and waivers from all persons and Governmental Entities necessary to be obtained by it, or any subsidiaries or affiliates, in order for it so to consummate such transactions; and (iii) will use its best efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order for it to fulfill its obligations hereunder. The parties hereto will coordinate and cooperate with one another in exchanging information and supplying such reasonable assistance as may be reasonably requested by each in connection with the foregoing and shall comply promptly with requests by the FTC or the Justice Department for additional information so that any waiting periods under the HSR Act or the FTC Consent Order will expire as soon as reasonably possible after the execution and delivery of this Agreement. Each party hereto shall use its reasonable efforts to assist each other party in obtaining all consents required under the UHS Assumed Contracts or the C/HCA Assumed Contracts, as the case may be, as a result of this Agreement and the transactions contemplated hereby.

            5.12 Public Announcements. Unless and to the extent required by law, each party hereto will agree in advance prior to the issuance by either of any press release or the making of any public statement with respect to this Agreement and the transactions contemplated hereby and shall not issue any such press release or make any such public statement without the agreement of the other party; provided, however, no press releases or public statements with respect to this Agreement and the transactions contemplated hereby shall be made prior to the Hospital Closing. In the event that either party is required to issue a press release or make a public statement by law, it will notify the other party of the contents thereof in advance of the issuance or making thereof.

            5.13 Confidentiality Obligations of the Parties. The confidentiality obligations of the parties from the time of the execution of this Agreement are contained in Exhibit A.

            5.14 Bulk Sales Law. Each party hereby waives compliance by each other party with all applicable bulk sales laws; provided, however, that this waiver shall not relieve a party of its indemnification obligations to another party pursuant to Section 10 hereof as a result of non-compliance with any applicable bulk sales or similar laws.

            5.15 C/HCA Terminating Cost Reports and Accounts Receivable. C/HCA will prepare and timely file all cost reports relating to the C/HCA Hospitals for periods ending on or prior to the Hospital Closing Date or required as a result of the consummation of the transactions described herein, including, without limitation, those relating to the Medicare and Medicaid programs (the "C/HCA Cost Reports"). The UHS Group will use the UHS Group's reasonable best efforts to forward to C/HCA any and all correspondence relating to the Accounts Receivable and, with respect to receivables relating to the Medicare and Medicaid Programs, any corresponding payables relating to the C/HCA Hospitals for periods prior to the Hospital Closing Date ("C/HCA Receivables") and the C/HCA Cost Reports within five (5) business days after receipt by the UHS Group. The UHS Group will not reply to any such correspondence without C/HCA's written approval, which approval shall not be unreasonably withheld or delayed and which approval shall be deemed given if C/HCA has not responded to the UHS Group within ten (10) business days after any request. The UHS Group will remit any receipts relating to the C/HCA Receivables or the C/HCA Cost Reports within five (5) business days after receipt by the UHS Group and will use the UHS Group's reasonable best efforts to forward any demand for payments within five
(5) business days after receipt by the UHS Group. C/HCA shall retain all rights to the C/HCA Receivables and the C/HCA Cost Reports including any payables resulting from such reports. Such rights shall include, without limitation, the right to appeal any Medicare determinations relating to the C/HCA Receivables and the C/HCA Cost Reports. C/HCA shall retain the originals of the C/HCA Cost Reports, correspondence, work papers and other documents relating to the C/HCA Cost Reports and the C/HCA Receivables. C/HCA will furnish copies of such documents to the UHS Group upon request and allow the UHS Group reasonable access to such documents.

            The UHS Group, upon reasonable notice, during normal business hours, will cooperate with C/HCA in regard to the preparation, filing, handling, and appeals of the C/HCA Cost Reports and C/HCA's collection of the C/HCA Receivables. Such cooperation shall include the providing of accounts payable invoices reasonably as received, statistics and obtaining files at the C/HCA Hospitals and the coordination with C/HCA pursuant to adequate notice of Medicare and Medicaid exit conferences or meetings, as well as reasonable cooperation with respect to space and records to collect the C/HCA Receivables. The UHS Group will, upon reasonable notice, during normal business hours and subject to applicable law regarding confidentiality of patient records, provide reasonable access by C/HCA to all records of the C/HCA Hospitals and will allow C/HCA to copy any documents relating to the C/HCA Cost Reports and appeals thereof and the C/HCA Receivables.

            5.16 UHS Terminating Cost Reports and Accounts Receivables. The UHS Affiliates will prepare and timely file all cost reports relating to the UHS Hospitals for period ending on or prior to the Hospital Closing Date or required as a result of the consummation of the transactions described herein, including, without limitation, those relating to the Medicare and Medicaid programs (the "UHS Cost Reports"). C/HCA will use its reasonable best efforts to forward to the UHS Affiliates any and all correspondence relating to the Accounts Receivable and, with respect to receivables relating to the Medicare and Medicaid programs, any corresponding payables relating to the UHS Hospitals for periods prior to the Hospital Closing Date ("UHS Receivables") and the UHS Cost Reports within five
(5) business days after receipt by C/HCA. C/HCA will not reply to any such correspondence without the UHS Affiliates's written approval, which approval shall not be unreasonably withheld or delayed and which approval shall be deemed given if the UHS Affiliates have not responded to C/HCA within ten (10) business days after any request. C/HCA will remit any receipts relating to the UHS Receivables or the UHS Cost Reports within five (5) business days after receipt by C/HCA and will use C/HCA's reasonable best efforts to forward any demand for payments within five (5) business days after receipt by C/HCA. The UHS Affiliates shall retain all rights to the UHS Receivables and the UHS Cost Reports including any payables resulting from such reports. Such rights shall include, without limitation, the right to appeal any Medicare determinations relating to the UHS Receivables and the UHS Cost Reports. The UHS Affiliates shall retain the originals of the UHS Cost Reports, correspondence, work papers and other documents relating to the UHS Cost Reports and the UHS Receivables. The UHS Affiliates will furnish copies of such documents to C/HCA upon request and allow C/HCA reasonable access to such documents.

            C/HCA, upon reasonable notice, during normal business hours, will cooperate with the UHS Affiliates in regard to the preparation, filing, handling, and appeals of the UHS Cost Reports and its collection of the UHS Receivables. Such cooperation shall include the providing of accounts payable invoices reasonably as received, statistics and obtaining files at the UHS Hospitals and the coordination with the UHS Affiliates pursuant to adequate notice of Medicare and Medicaid exit conferences or meetings as well as reasonable cooperation with respect to space and records to collect the UHS Receivables. C/HCA will, upon reasonable notice, during normal business hours and subject to applicable law regarding confidentiality of patient records, provide reasonable access by the UHS Affiliates to all records of the UHS Hospitals and will allow the UHS Affiliates to copy any documents relating to the UHS Cost Reports and appeals thereof and the UHS Medicare Receivables.

            5.17 C/HCA's Tax Treatment of the Transaction. Each of the parties hereto agrees to cooperate in allowing C/HCA, with respect to the transactions contemplated hereby to effectuate a like-kind exchange for tax purposes under Section 1031 of the Code and related regulatory provisions. Accordingly, the UHS Group, the UHS Affiliates and UHS of Delaware shall execute such documents, instruments and agreements which are required to be executed and delivered by them in order to accomplish the desired result.

            5.18 Employment of Mickey Smith. Mickey Smith is presently an employee of a C/HCA affiliate in Augusta, Georgia. The UHS Group shall be prohibited from offering Mr. Smith employment for a period of three (3) years following the Hospital Closing Date.

            5.19 Financial Statements. On or prior to the Hospital Closing, the UHS Group may, at its sole cost and expense, and provided that such auditing activities do not disrupt the C/HCA Hospitals, audit the financial statements of C/HCA and file such audited financial statements with the Securities and Exchange Commission, if required, provided, however, that C/HCA consents to the presentation of the financial statements, which consent shall not unreasonably be withheld.

            5.20 C/HCA Hospitals Operational Transition. To compensate C/HCA for services rendered and medicine, drugs, and supplies provided prior to the Hospital Closing Date (the "C/HCA Transition Services") with respect to patients admitted to the C/HCA Hospitals on or before the Hospital Closing Date but who are not discharged until after the Hospital Closing Date (such patients for the purposes of this Section 5.20 being referred to herein as the "Transition Patients"), the parties shall take the following actions:

                   (a) Medicare, Medicaid, CHAMPUS and Other DRG Transition Patients. As soon as practicable after the Hospital Closing Date, C/HCA shall deliver to the UHS Group a statement itemizing the C/HCA Transition Services provided by C/HCA prior to the Hospital Closing Date to DRG Transition Patients. The UHS Group shall pay to C/HCA an amount equal to (x) the total amounts paid or payable with respect to such DRG Transition Patient (including DRG, outlier and capital cost payments), multiplied by a fraction, the numerator of which shall be the total charges for the C/HCA Transition Services provided to such DRG Transition Patient by C/HCA, and the denominator of which shall be the sum of the total charges for the C/HCA Transition Services provided to such DRG Transition Patient by C/HCA plus the total charges charged by the UHS Group to such DRG Transition Patient after the Hospital

Closing Date minus (y) any deposits or co-payments made by such DRG Transition Patient to C/HCA. Such payment shall be made to C/HCA within thirty (30) days after receipt of such payments by the UHS Group, accompanied by copies of remittances and other supporting documentation as reasonably required by C/HCA. In the event that the UHS Group and C/HCA are unable to agree on the amount to be paid to C/HCA under this section, then such amount shall be determined by the accounting firm designated in Section 2.2 at their joint expense.

                   (b) Medicare, Medicaid, CHAMPUS and Other Cost-Based Transition Patients. With respect to cost-based Transition Patients (the "Medicare Straddle Patients"), the UHS Group shall pay to C/HCA an amount equal to (x) the total payments received for a Medicare Straddle Patient multiplied by a fraction, the numerator of which shall be the total number of days prior to the Hospital Closing for which C/HCA has provided C/HCA Transition Services to such Medicare Straddle Patient, and the denominator of which shall be the total number of days with respect to such patient's stay at the C/HCA Hospitals, minus (y) any deposits or copayments made by such Medicare Straddle Patient to C/HCA. Such payment shall be made to C/HCA within thirty (30) days after receipt of payments by the UHS Group with respect to such Medicare Straddle Patient, accompanied by documentation reasonably required by C/HCA.

                   (c) Other Patients. As of the close of business on the Hospital Closing Date, C/HCA shall prepare cut-off billings for all patients not covered by the preceding paragraphs in this section (the "Straddle Patients"). If the UHS Group receives any amount with respect to such Straddle Patients which relate to services rendered by C/HCA, the UHS Group shall immediately remit said full amount to C/HCA.

            5.21 UHS Hospitals Operational Transition. To compensate the UHS Affiliates for services rendered and medicine, drugs, and supplies provided prior to the Hospital Closing Date (the "UHS Transition Services") with respect to patients admitted to the UHS Hospitals on or before the Hospital Closing Date but who are not discharged until after the Hospital Closing Date (such patients for the purposes of this Section 5.21 being referred to herein as the "Transition Patients"), the parties shall take the following actions:

                   (a) Medicare, Medicaid, CHAMPUS and Other DRG Transition Patients. As soon as practicable after the Hospital Closing Date, the UHS Affiliates shall deliver to C/HCA a statement itemizing the UHS Transition Services provided by the UHS Affiliates prior to the Hospital Closing Date to DRG Transition Patients. C/HCA shall pay to the UHS Affiliates an amount equal to (x) the total amounts paid or payble with respect to such DRG Transition Patient (including DRG, outlier and capital cost payments), multiplied by a fraction, the numerator of which shall be the total charges for the UHS Transition Services provided to such DRG Transition Patient by UHS, and the denominator of which shall be the sum of the total charges for the UHS Transition Services provided to such DRG Transition Patient by UHS plus the total charges charged by C/HCA to such DRG Transition Patient after the Hospital Closing Date minus (y) any deposits or co-payments made by such DRG Transition Patient to the UHS Affiliates. Such payment shall be made to the UHS Affiliates within thirty (30) days after receipt of such payments by C/HCA, accompanied by copies of remittances and other supporting documentation as reasonably required by the UHS

Affiliates. In the event that the UHS Affiliates and C/HCA are unable to agree on the amount to be paid to the UHS Affiliates under this section, then such amount shall be determined by the accounting firm designated in Section 2.2 at their joint expense.

                   (b) Medicare, Medicaid, CHAMPUS and Other Cost-Based Transition Patients. With respect to cost-based Transition Patients (the "Medicare Straddle Patients"), C/HCA shall pay to the UHS Affiliates an amount equal to (x) the total payments received for a Medicare Straddle Patient multiplied by a fraction, the numerator of which shall be the total number of days prior to the Hospital Closing for which the UHS Affiliates has provided UHS Transition Services to such Medicare Straddle Patient, and the denominator of which shall be the total number of days with respect to such patient's stay at the UHS Hospitals, minus (y) any deposits or copayments made by such Medicare Straddle Patient to UHS. Such payment shall be made to the UHS Affiliates within thirty (30) days after receipt of payments by C/HCA with respect to such Medicare Straddle Patient, accompanied by documentation reasonably required by the UHS Affiliates.

                   (c) Other Patients. As of the close of business on the Hospital Closing Date, the UHS Affiliates shall prepare cut-off billings for all patients not covered by the preceding paragraphs in this section (the "Straddle Patients"). If C/HCA receives any amount with respect to such Straddle Patients which relate to services rendered by the UHS Affiliates, C/HCA shall immediately remit said full amount to the UHS Affiliates.

     6. Conditions Precedent to the Performance of the UHS Group, the UHS Affiliates and UHS of Delaware. The obligations of the UHS Group, the UHS Affiliates and UHS of Delaware under this Agreement are subject to the satisfaction, at or before the Hospital Closing, of all the conditions set out below. The UHS Group, the UHS Affiliates and UHS of Delaware may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by the UHS Group, the UHS Affiliates or UHS of Delaware of any of their other rights or remedies, at law or in equity, if C/HCA is in default of any of the representations, warranties, or covenants contained in this Agreement, except to the extent that such defaults are expressly waived.

            6.1 Accuracy of Representations and Warranties. All representations and warranties by C/HCA in this Agreement or in any agreement or in any written statement that is delivered to the UHS Group, the UHS Affiliates or UHS of Delaware pursuant to this Agreement will be true and correct on and as of the Hospital Closing Date as though made on that date.

            6.2 Performance. C/HCA will have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them on or before the Hospital Closing Date.

            6.3 No Material Adverse Change. There shall have been no change in the C/HCA Assets, tangible property, condition, financial or otherwise, results of operations or prospects of C/HCA and the C/HCA Hospitals from September 30, 1994 which in the aggregate are materially adverse to the condition, financial or otherwise, of C/HCA or the C/HCA Hospitals.

            6.4 Certification by the Company. The UHS Group, the UHS Affiliates and UHS of Delaware will have received a certificate, dated the Hospital Closing Date, signed by a Vice President of C/HCA certifying, that the conditions specified in Sections 6.1, 6.2 and 6.3 hereof have been fulfilled, including, but not limited to, certified copies of all resolutions of C/HCA pertaining to corporate authorization of the execution, delivery and performance of this Agreement.

            6.5 Opinion of C/HCA's Counsel. The UHS Group shall have received an opinion from the assistant general counsel to C/HCA's parent corporation, Columbia/HCA Healthcare Corporation dated as of the Hospital Closing Date and addressed to the UHS Group, in form and substance satisfactory to the UHS Group to the effect that: (i) C/HCA is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation; (ii) C/HCA is qualified to carry on its business in the places and in the manner as now conducted; (iii) C/HCA has taken all steps necessary to obtain all material licenses and permits that are required by hospital or health care regulatory bodies or hospital or health care administrative agencies for the conduct of the business in which the C/HCA Hospitals are engaged in each jurisdiction or place where the conduct of such business requires such licenses or permits, except where any failure to possess any such item would not have a material adverse effect of the business of the C/HCA Hospitals; (iv) C/HCA has full corporate power and authority to make, execute, deliver and perform this Agreement, and all corporate and other proceedings required to be taken by C/HCA to authorize the execution, delivery and performance of this Agreement, and to sell, convey, assign, transfer and deliver the C/HCA Assets as herein contemplated have all been duly and properly taken; (v) this Agreement and all deeds, assignments and other instruments of conveyance and transfer delivered hereunder constitute the valid and binding obligations of C/HCA, enforceable in accordance with their respective terms, except as enforceability against them may be restricted, limited or delayed by applicable bankruptcy or other laws affecting creditors' rights and debtors' relief generally; (vi) neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor the compliance and fulfillment of the terms and conditions hereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under the Articles of Incorporation or Bylaws of C/HCA; and (vii) to the best of such counsel's knowledge, no ungiven notice to, or unobtained consent, authorization, approval or order of any court or governmental agency or body required to be obtained by C/HCA is required for the consummation of the transactions described herein by C/HCA. Such opinion shall include any other matters incident to the matters herein contemplated as the UHS Group's counsel may reasonably request. In rendering such opinion, such counsel may rely upon certificates of governmental officials and may place reasonable reliance upon certificates of officers of C/HCA.

            6.6 Absence of Litigation. No action, suit, or proceeding before any court or any Governmental Entity, pertaining to the transactions contemplated by this Agreement or to their consummation, will have been instituted or threatened on or before the Hospital Closing Date.

            6.7 Legal Prohibition. On the Hospital Closing Date, no injunction or order shall be in effect prohibiting consummation of the transactions contemplated hereby or which would make the consummation of such transactions unlawful and no action or proceeding shall have been instituted and remain pending before a Governmental Entity to restrain or prohibit the transactions contemplated by this Agreement and no adverse decision shall have been made by any such Governmental Entity which could materially adversely affect C/HCA or the C/HCA Hospitals. No federal, state or local statute, rule or regulation shall have been enacted the effect of which would be to prohibit, restrict, impair or delay the consummation of the transactions contemplated hereby or restrict or impair the ability of the UHS Group to own or conduct the business of C/HCA.

            6.8 Consents, Approvals, Permits, Licenses, etc. The waiting period under the HSR Act shall have expired or been terminated, all waiting periods, approvals and publication requirements of the FTC Consent Order shall have expired or been fulfilled and all material authorizations, consents, waivers, approvals, orders, registrations, qualifications, designations, declarations, filings or other action required with or from any Governmental Entity (including without limitation receipt of licenses to own and operate the C/HCA Hospitals in South Carolina for the UHS Group to conduct the business of C/HCA as currently conducted, approvals of the U.S. Department of Justice, the Federal Trade Commission and the South Carolina agencies responsible for hospital licensing) or third party (including without limitation all parties to each of the UHS Assumed Contracts) in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly obtained and shall be reasonably satisfactory to the UHS Group and the UHS Affiliates and their counsel, and copies thereof shall be delivered to the UHS Group and the UHS Affiliates no later than five (5) days prior to the Hospital Closing. No such consent or approval (a) shall be conditioned on the modification, cancellation or termination of any UHS Assumed Contract, or (b) shall impose on the UHS Group or the UHS Affiliates any material condition or provision or requirement with respect to the C/HCA Hospitals or its operation that is more restrictive than or different from the conditions imposed upon such operation prior to the Hospital Closing, unless the UHS Group and the UHS Affiliates give their prior written approval.

            6.9 Closing Matters. All proceedings to be taken by C/HCA in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be satisfactory in form and substance to the UHS Group and the UHS Affiliates and their counsel.

            6.10 Supplemental Disclosure. If C/HCA shall have supplemented or amended any Schedule pursuant to its obligations set forth in Section 5.5 hereof and the supplemented or amended Schedule reflects information that, pursuant to reasonable and good faith calculations, has a material adverse effect on the value of the C/HCA Assets, the UHS Group, the UHS Affiliates and UHS of Delaware shall not have given notice to C/HCA that, as a result of information provided to the UHS Group, the UHS Affiliates and UHS of Delaware in connection with any or all of such amendments or supplements, the UHS Group, the UHS Affiliates and UHS of Delaware have determined not to proceed with the consummation of the transactions contemplated hereby.

            6.11 Salick Healthcare. Westlake Medical Center, Inc. ("Westlake") and UHS shall take all necessary action to terminate the joint venture agreement between the California Hospital and Comprehensive Cancer Centers - West Valley, Inc.("CCC"). In connection therewith, C/HCA shall assume no obligations of Westlake or of the UHS Group or the UHS Affiliates or UHS of Delaware, except CCC's right to continue as a tenant of the California Hospital on terms acceptable to C/HCA.

            6.12 Realty Trust Conveyance. Universal Health Realty Income Trust shall have conveyed all of its interest in the California Hospital to the UHS Group, the UHS Affiliates or UHS of Delaware prior to the Hospital Closing.

            6.13 C/HCA Risk of Loss. The risk of loss or damage to any of the tangible property, transfer of which is contemplated to be made by C/HCA hereby, shall remain with C/HCA until the Hospital Closing and C/HCA shall maintain its insurance policies covering the assets and the C/HCA Real Property through the Hospital Closing. With respect to the C/HCA Real Property:

                   (a) If prior to the Hospital Closing, all or any part of the C/HCA Real Property is destroyed or damaged by fire or the elements or by any other cause, C/HCA shall within ten (10) days provide written notice thereof to the UHS Group and shall also provide the UHS Group, together with such notice, copies of all insurance then in force relating to such C/HCA Real Property, whereupon the UHS Group may, by written notice to C/HCA within twenty
(20) days after receipt of notice of the occurrence, elect in writing not to purchase the C/HCA Assets if such damage exceeds $1,000,000 and if C/HCA does not agree to repair, restore and replace such C/HCA Real Property to the UHS Group's reasonable satisfaction and in compliance with all state licensing requirements and Laws within 60 days of the notice of the casualty delivered to the UHS Group. The UHS Group's election to so terminate may be exercised, however, if after C/HCA agrees to so repair, restore and replace, C/HCA fails to effect such repair, restoration and replacement within such 60 day period. Upon such election, this Agreement shall wholly cease and terminate. If all or any part of the C/HCA Real Property is so destroyed but this Agreement is not so terminated by the UHS Group, this Agreement shall not be affected, but the UHS Group shall retain all of C/HCA's right, title and interest in and to the policies of insurance insuring against the loss and C/HCA's interest in sums payable thereunder and C/HCA shall pay to the UHS Group the amount of any deductibles under such insurance policies and any payments theretofore made on account of the destruction or damage.

                   (b) In the event of the institution of any proceeding involving the proposed taking by eminent domain or a taking by eminent domain of all or any portion of the C/HCA Real Property, which the UHS Group, in its sole discretion deems relevant or which would materially alter the grade, or access to any street or would, in the reasonable judgment of the UHS Group, otherwise injure, damage, or decrease the value of the C/HCA Real Property, the UHS Group shall have the right and option to elect to cancel and terminate this Agreement by giving C/HCA notice to such effect within thirty (30) days after its receipt of written notice of any such occurrence, whereupon this Agreement shall be deemed to be terminated. C/HCA shall within ten (10) days furnish the UHS Group with written notice of any such occurrence and all available data related thereto. Should the UHS Group so terminate this Agreement, this Agreement shall cease and terminate. If the UHS Group does not so terminate this Agreement, the UHS Group shall accept the C/HCA Real Property subject to such proceeding or without the portion of the C/HCA Real Property taken, and the UHS Group shall retain all of the right, title and interest of C/HCA, as owner of the C/HCA Real Property, in and to such proceeding and the proceeds of the award to be made in such proceeding, and C/HCA shall turn over to the UHS Group the proceeds of any award (or payment made pending the making of the award) already received by C/HCA to the extent not retained by C/HCA.

                   All insurance proceeds attributable to the damage, destruction, or casualty loss of any of the assets other than the C/HCA Real Property prior to the Hospital Closing Date not retained by C/HCA shall be assigned to the UHS Group at the Hospital Closing, and the Cash Deposit shall be reduced by an amount equal to the deductible amount under the applicable insurance policy.

            6.14 Wage and Salaries; Termination of Pension Plans. To the extent not assumed by the UHS Group (as accrued and as part of the current liabilities assumed by the UHS Group), C/HCA shall have paid or made arrangements satisfactory to the UHS Group for the payment of all wages, salaries, pay and associated taxes, accrued to all of the C/HCA Hospitals' employees in respect of the C/HCA Assets as of the Hospital Closing. C/HCA shall have made arrangements according to the provisions of the C/HCA pension and retirement plans and in accordance with ERISA for the payment of all amounts under such plans required to be distributed to the C/HCA Hospitals' employees in respect of pension and retirement plans and shall have delivered to the UHS Group a form of the letter which C/HCA shall distribute to the C/HCA Hospitals' employees notifying such employees of their rights in respect of such pension and retirement plans.

            6.15 Environmental Report. An engineering firm selected by the UHS Group to perform a Phase I environmental assessment on the C/HCA Hospitals (at the sole cost and expense of UHS) shall have delivered a Phase I Environmental Site Assessment Report to the UHS Group with respect to the C/HCA Assets, including the C/HCA Real Property, and the scope, findings and conclusions of such report shall have been reasonably satisfactory to the UHS Group.

            6.16 Data Processing Agreement. UHS shall have agreed with C/HCA as to the provision by C/HCA of laboratory services, data processing services and computers, computer hardware and software equipment after the Hospital Closing Date at the C/HCA Hospitals.

            6.17 Hyperbaric Chamber. UHS shall have agreed with C/HCA as to the assumption of or otherwise have mutually agreed with C/HCA as to the manner in which UHS will perform its obligations under the Hyperbaric Chamber Agreement dated August 8, 1994, between the California Hospital and HCSTM, Inc. (the "Contract").

            6.18 Underground Storage Tank. UHS shall be reasonably satisfied with the condition and compliance with applicable laws of the underground storage tank ("UST") located at the Aiken Hospitals. In connection therewith, UHS shall be permitted (at its sole cost and expense) to complete prior to the Hospital Closing further investigation with respect to said UST and surrounding soils.

            6.19 Condominium Unit. The sale of Unit II-100 by the UHS Affiliates to C/HCA shall have been consented to, or so long as the UHS Affiliates have diligently pursued obtaining such consent and such consent has not been obtained, the UHS Affiliates have otherwise provided C/HCA with the economic benefit and substantially similar use, possession and occupancy of Unit II-100 as the UHS Affiliates currently have pursuant to terms that are satisfactory to C/HCA, in compliance with all Laws and any rules and regulations of any condominium association, governing board or other group who has control over the operation and ownership issues associated with the medical office building.

     7. Conditions Precedent to the Performance of C/HCA. The obligations of C/HCA under this Agreement are subject to the satisfaction, at or before the Hospital Closing, of all the conditions set out below. C/HCA may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by C/HCA of any of its other rights or remedies, at law or in equity, if the UHS Group, the UHS Affiliates and UHS of Delaware are in default of any of the representations, warranties, or covenants contained in this Agreement, except to the extent that such defaults are expressly waived.

            7.1 Accuracy of Representations and Warranties. All representations and warranties by the UHS Group, the UHS Affiliates and UHS of Delaware in this Agreement or in any agreement or in any written statement that is delivered to C/HCA pursuant to this Agreement will be true and correct on and as of the Hospital Closing Date as though made on that date subject to the provision contained in Section 5.4B hereof.

            7.2 Performance. The UHS Group, the UHS Affiliates and UHS of Delaware will have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them on or before the Hospital Closing Date.

            7.3 No Material Adverse Change. There shall have been no change in the UHS Assets, tangible property, condition, financial or otherwise, results of operations or prospects of the UHS Affiliates and the UHS Hospitals from September 30, 1994 which in the aggregate are materially adverse to the condition, financial or otherwise of UHS Affiliates or the UHS Hospitals.

            7.4 Certification by the Company. C/HCA will have received certificates, dated the Hospital Closing Date, signed by the President and Chief Financial Officer of each of the UHS Group, the UHS Affiliates and UHS of Delaware, respectively, certifying, in such detail as C/HCA and their counsel may reasonably request, that the conditions specified in Sections 7.1, 7.2 and
7.3 hereof have been fulfilled, including, but not limited to, certified copies of all resolutions of the UHS Group, the UHS Affiliates and UHS of Delaware pertaining to corporate authorization of the execution, delivery and performance of this Agreement.

            7.5 Opinion of UHS Counsel. C/HCA shall have received an opinion from the general counsel to the UHS Group and the UHS Affiliates dated as of the Hospital Closing Date and addressed to C/HCA, in form and substance satisfactory to C/HCA to the effect that: (i) the UHS Group, the UHS Affiliates and UHS of Delaware are corporations duly organized, validly existing and in good standing under the laws of the states of their incorporation; (ii) the UHS Group, the UHS Affiliates and UHS of Delaware are qualified to carry on its business in the places and in the manner as now conducted; (iii) the UHS Group, the UHS Affiliates and UHS of Delaware have taken all steps necessary to obtain all material licenses and permits that are required by hospital or health care regulatory bodies or hospital or health care administrative agencies for the conduct of the business in which the UHS Hospitals are engaged in each jurisdiction or place where the conduct of such business requires such licenses or permits, except where any failure to possess any such item would not have a material adverse effect on the business of the UHS Hospitals; (iv) the UHS Group, the UHS Affiliates and UHS of Delaware have full corporate power and authority to make, execute, deliver and perform this Agreement, and all corporate and other proceedings required to be taken by the UHS Group, the UHS Affiliates and UHS of Delaware to authorize the execution, delivery and performance of this Agreement, and to sell, convey, assign, transfer and deliver the UHS Assets as herein contemplated have all been duly and properly taken; (v) this Agreement and all deeds, assignments and other instruments of conveyance and transfer delivered hereunder constitute the valid and binding obligations of the UHS Group, the UHS Affiliates and UHS of Delaware, enforceable in accordance with their respective terms, except as enforceability against them may be restricted, limited or delayed by applicable bankruptcy or other laws affecting creditors' rights and debtors' relief generally; (vi) neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor the compliance and fulfillment of the terms and conditions hereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under the Articles of Incorporation or Bylaws of the UHS Group, the UHS Affiliates or UHS of Delaware; (vii) to the best of such counsel's knowledge, no ungiven notice to, or unobtained consent, authorization, approval or order of any court or governmental agency or body required to be obtained by the UHS Group, the UHS Affiliates or UHS of Delaware is required for the consummation of the transactions described herein by the UHS Group, the UHS Affiliates or UHS of Delaware and (viii) the conveyance of the UHS Assets to UHS of Delaware immediately prior to the Hospital Closing Date will not adversely affect C/HCA's rights under the Agreement. Such opinion shall include any other matters incident to the matters herein contemplated as C/HCA's counsel may reasonably request. In rendering such opinion, such counsel may rely upon certificates of governmental officials and may place reasonable reliance upon certificates of officers of the UHS Group, the UHS Affiliates and UHS of Delaware.

            7.6 Absence of Litigation. No action, suit, or proceeding before any court or any Governmental Entity, pertaining to the transactions contemplated by this Agreement or to their consummation, will have been instituted or threatened on or before the Hospital Closing Date.

            7.7 Legal Prohibition. On the Hospital Closing Date, no injunction or order shall be in effect prohibiting consummation of the transactions contemplated hereby or which would make the consummation of such transactions unlawful and no action or proceeding shall have been instituted and remain pending before a Governmental Entity to restrain or prohibit the transactions contemplated by this Agreement and no adverse decision shall have been made by any such Governmental Entity which could materially adversely affect the UHS Affiliates and the UHS Hospitals. No federal, state or local statute, rule or regulation shall have been enacted the effect of which would be to prohibit, restrict, impair or delay the consummation of the transactions contemplated hereby or restrict or impair the ability of C/HCA to own or conduct the business of the UHS Affiliates.

            7.8 Consents, Approvals, Permits, Licenses, etc. The waiting period under the HSR Act shall have expired or been terminated, all waiting periods, approvals and publication requirements of the FTC Consent Order shall have expired or been fulfilled and all material authorizations, consents, waivers, approvals, orders, registrations, qualifications, designations, declarations, filings or other action required with or from any Governmental Entity (including without limitation receipt of licenses to own and operate the UHS Hospitals in Texas and California for C/HCA to conduct the business of the UHS Affiliates as currently conducted, approvals of the U.S. Department of Justice, the Federal Trade Commission and the Texas and California agencies responsible for hospital licensing) or third party (including without limitation all parties to each of the C/HCA Assumed Contracts) in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly obtained and shall be reasonably satisfactory to C/HCA and its counsel, and copies thereof shall be delivered to C/HCA no later than five (5) days prior to the Hospital Closing. No such consent or approval (a) shall be conditioned on the modification, cancellation or termination of any C/HCA Assumed Contract, or (b) shall impose on C/HCA any material condition or provision or requirement with respect to the UHS Hospitals or its operation that is more restrictive than or different from the conditions imposed upon such operation prior to the Hospital Closing, unless C/HCA gives its prior written approval.

            7.9 Closing Matters. All proceedings to be taken by the UHS Affiliates and UHS of Delaware in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be satisfactory in form and substance to C/HCA and its counsel.

            7.10 Supplemental Disclosure. If the UHS Group, the UHS Affiliates or UHS of Delaware shall have supplemented or amended any Schedule pursuant to their obligations set forth in Section 5.5 hereof and the supplemental or amended Schedule reflects information that, pursuant to reasonable and good faith calculations has a material adverse effect on the value of the UHS Assets, C/HCA shall not have given notice to the UHS Group, the UHS Affiliates and UHS of Delaware that, as a result of information provided to C/HCA in connection with any or all of such amendments or supplements, C/HCA has determined not to proceed with the consummation of the transactions contemplated hereby.

            7.11 Salick Healthcare. Westlake shall take all necessary action to terminate the joint venture agreement between the California Hospital and CCC. In connection therewith, C/HCA shall assume no obligations of Westlake or of the UHS Group or the UHS Affiliates, except CCC's right to continue as a tenant of the California Hospital on terms acceptable to C/HCA.

            7.12 Realty Trust Conveyance. Universal Health Realty Income Trust shall have conveyed all of its interest in the California Hospital to the UHS Group, the UHS Affiliates or UHS of Delaware prior to the Hospital Closing.

            7.13 UHS Risk of Loss. The risk of loss or damage to any of the tangible property, transfer of which is contemplated to be made by the UHS Affiliates or UHS of Delaware hereby, shall remain with the UHS Affiliates and UHS of Delaware until the Hospital Closing and the UHS Affiliates and UHS of Delaware shall maintain its insurance policies covering the assets and the UHS Real Property through the Hospital Closing. With respect to the UHS Real
Property:

                   (a) If prior to the Hospital Closing, all or any part of the UHS Real Property is destroyed or damaged by fire or the elements or by any other cause, the UHS Affiliates and UHS of Delaware shall within ten (10) days provide written notice thereof to C/HCA and shall also provide C/HCA, together with such notice, copies of all insurance then in force relating to such UHS Real Property, whereupon C/HCA may, by written notice to the UHS Affiliates and UHS of Delaware within twenty (20) days after receipt of notice of the occurrence, elect in writing not to purchase the UHS

Assets if such damage exceeds $1,000,000 and if the UHS Affiliates and UHS of Delaware do not agree to repair, restore and replace such UHS Real Property to C/HCA's reasonable satisfaction and in compliance with all state licensing requirements and Laws within 60 days of the notice of the casualty delivered to C/HCA. C/HCA's election to so terminate may be exercised, however, if after the UHS Affiliates and UHS of Delaware agree to so repair, restore and replace, the UHS Affiliates and UHS of Delaware fail to effect such repair, restoration and replacement within such 60 day period. Upon such election, this Agreement shall wholly cease and terminate. If all or any part of the UHS Real Property is so destroyed but this Agreement is not so terminated by C/HCA, this Agreement shall not be affected, but C/HCA shall retain all of the UHS Affiliates' and UHS of Delaware's right, title and interest in and to the policies of insurance insuring against the loss and the UHS Affiliates' and UHS of Delaware's interest in sums payable thereunder and the UHS Affiliates and UHS of Delaware shall pay to C/HCA the amount of any deductibles under such insurance policies and any payments theretofore made on account of the destruction or damage.

                   (b) In the event of the institution of any proceeding involving the proposed taking by eminent domain or a taking by eminent domain of all or any portion of the UHS Real Property, which C/HCA, in its sole discretion deems relevant or which would materially alter the grade, or access to any street or would, in the reasonable judgment of C/HCA, otherwise injure, damage, or decrease the value of the UHS Real Property, C/HCA shall have the right and option to elect to cancel and terminate this Agreement by giving the UHS Affiliates notice to such effect within thirty (30) days after its receipt of written notice of any such occurrence, whereupon this Agreement shall be deemed to be terminated. The UHS Affiliates shall within ten

(10) days furnish C/HCA with written notice of any such occurrence and all available data related thereto. Should C/HCA so terminate this Agreement, this Agreement shall cease and terminate. If C/HCA does not so terminate this Agreement, C/HCA shall accept the UHS Real Property subject to such proceeding or without the portion of the UHS Real Property taken, and the C/HCA shall retain all of the right, title and interest of the UHS Affiliates, as owner of the UHS Real Property, in and to such proceeding and the proceeds of the award to be made in such proceeding, and the UHS Affiliates shall turn over to C/HCA the proceeds of any award (or payment made pending the making of the award) already received by the UHS Affiliates to the extent not retained by the UHS Affiliates.

                   All insurance proceeds attributable to the damage, destruction, or casualty loss of any of the assets other than the UHS Real Property prior to the Hospital Closing Date not retained by the UHS Affiliates and UHS of Delaware shall be assigned to C/HCA at the Hospital Closing, and the Cash Deposit shall be increased by an amount equal to the deductible amount under the applicable insurance policy.

            7.14 Wages and Salaries; Termination of Pension Plans. To the extent not assumed by C/HCA (as accrued and as part of the current liabilities assumed by C/HCA), the UHS Affiliates shall have paid or made arrangements satisfactory to C/HCA for the payment of all wages, salaries, pay and associated taxes, accrued to all of the UHS Hospitals' employees in respect of the UHS Assets as of the Hospital Closing. The UHS Affiliates shall have made arrangements according to the provisions of the UHS pension and retirement plans and in accordance with ERISA for the payment of all amounts under such plans required to be distributed to the UHS Hospitals' employees in respect of pension and retirement plans and shall have delivered to C/HCA a form of the letter which the UHS Affiliates shall distribute to the UHS Hospitals' employees notifying such employees of their rights in respect of such pension and retirement plans.

            7.15 Environmental Report. An engineering firm selected by C/HCA to perform a Phase I environmental assessment on the UHS Hospitals (at the sole cost and expense of C/HCA) shall have delivered a Phase I Environmental Site Assessment Report to C/HCA with respect to the UHS Assets, including the UHS Real Property, and the scope, findings and conclusions of such report shall have been reasonably satisfactory to C/HCA.

            7.16 DSWOP Covenants. All restrictive covenants imposed upon the UHS Leased Property by Dallas Southwest Osteopathic Physicians ("DSWOP") which exist of record (or otherwise) shall have been modified in accordance with
Schedule 7.16 or released to the satisfaction of C/HCA. Additionally, the executed amendments to existing agreements between DSWOP and Dallas Family Hospital, Inc. (as described on Schedule 7.16) (the "Amendments") shall not have been modified, amended or rescinded in any manner whatsoever (unless approved by C/HCA) and evidence of all appropriate legal authorization or ratification of the execution of such Amendments (and the continuing effectiveness thereof) shall have been delivered to C/HCA's satisfaction.

            7.17 DSWOP Lease and Consents. The real property lease with DSWOP relating to the UHS Leased Property, as modified (as attached to Schedule 7.16), shall have been assigned to C/HCA without further modification and DSWOP shall execute an estoppel certificate in connection therewith. The sale of Unit II-100 by the UHS Affiliates to C/HCA shall have been consented to, or so long as the UHS Affiliates have diligently pursued obtaining such consent and such consent has not been obtained, the

UHS Affiliates have otherwise provided C/HCA with the economic benefit and substantially similar use, possession and occupancy of Unit II-100 as the UHS Affiliates currently have pursuant to terms that are satisfactory to C/HCA, in compliance with all Laws and any rules and regulations of any condominium association, governing board or other group who has control over the operation and ownership issues associated with the medical office building.

            7.18 Conveyance by UHS of Delaware. No facts or circumstances shall be known to exist and no notices shall have been received by C/HCA, the UHS Group or the UHS Affiliates or UHS of Delaware to the effect that indicate that the transfer of the UHS Assets through UHS of Delaware to C/HCA is likely to result in any Losses (defined herein) which would not have been incurred but for the involvement of UHS of Delaware in the transaction.

            7.19 Data Processing Agreement. C/HCA shall have agreed with UHS as to the provision by UHS of laboratory services, data processing services and computers, computer hardware and software after the Hospital Closing Date at the UHS Hospitals.
            7.20 Hyperbaric Chamber. C/HCA shall have agreed with UHS as to the assumption of or otherwise have mutually agreed with UHS as to the manner in which UHS will perform its obligations under the Contract.

            7.21 Underground Storage Tank. C/HCA shall be reasonably satisfied with the condition and compliance with applicable laws of the USTs located at the UHS Hospitals. In connection therewith, C/HCA shall be permitted (at its sole cost and expense) to complete prior to the Hospital Closing such further investigations with respect to said USTs and surrounding soils.

     8.     Joint Covenants.

            8.1 Access to Books and Records. Following the Hospital Closing, each party hereto shall permit each other party, its affiliates and representatives and taxing authorities, (including, without limitation, their counsel and auditors), during normal business hours, to have reasonable access to, and examine and make copies of, all books and records of such other party, which related to events occurring prior to the Hospital Closing or events required in order to audit reports or maintain or defend positions in connection with any investigation, liquidation or proceeding ("Material Records"). For a period of two years after the Hospital Closing Date, each party agrees to maintain the Material Records in accordance with applicable law and requirements of relevant insurance carriers, all in a manner consistent with the maintenance of patient records.

            8.2 Allocation of Consideration. The consideration for the UHS Assets and the C/HCA Assets shall be allocated in its entirety by mutual agreement of the parties and as required by Section 1060 of the Code and Treasury Regulations promulgated thereunder. The parties shall file all information and tax returns (and any amendments thereto) in a manner consistent with such allocation.

     9.     Certain Actions After the Closing.

            9.1    UHS to Act as Agent for C/HCA.  (a)    This Agreement shall
not constitute an agreement to assign any contract right included among the C/HCA Assets if any attempted assignment of the same without the consent of the other party thereto would constitute a breach thereof or in any way adversely affect the rights of C/HCA thereunder. If such consent is not obtained or if any attempted assignment would be ineffective or would adversely affect C/HCA's rights thereunder so that UHS Sub would not in fact receive all such rights, then C/HCA shall cooperate with UHS Sub in any reasonable arrangement in order to obtain for UHS Sub the benefits thereunder, including the enforcement of any and all rights of C/HCA arising out of any breach or cancellation by any other party thereto. If after the Hospital Closing Date, any previously unobtained consent shall be obtained, UHS Sub shall assume such contract and C/HCA shall be deemed to have assigned it to UHS Sub as of the Hospital Closing Date. Notwithstanding any of the foregoing provisions, all expenses and liabilities arising after the Hospital Closing Date pursuant to any contract as to which a necessary consent shall have not been obtained but the benefits of which are accepted by UHS Sub shall be for the account of UHS Sub, and C/HCA shall be promptly reimbursed by UHS Sub for any expenses or liabilities which C/HCA may be required to pay with respect thereto. Anything in this Section to the contrary, UHS Sub may elect not to proceed with the transactions contemplated hereby if any contract is not assigned to it with the requisite consent.

                   (b) Delivery of Property Received by C/HCA, the UHS Group or the UHS Affiliates After the Hospital Closing. From and after the Hospital Closing, the UHS Group shall have the right and authority to collect, for the account of the UHS Group, all assets which shall be transferred or are intended to be transferred to the UHS Group as part of the C/HCA Assets as provided in this Agreement. C/HCA agrees that it will transfer or deliver to the UHS Group, promptly after the receipt thereof, any cash or other property which C/HCA receives after the Hospital Closing Date in respect of any assets transferred or intended to be transferred to the UHS Group as part of the C/HCA Assets under this Agreement and shall cooperate in endorsing to the UHS Group any checks or drafts received by the UHS Group which relate to the C/HCA Assets. In addition, the UHS Group and the UHS Affiliates agree that they will transfer or deliver to C/HCA, promptly after receipt thereof, any cash or other property which the UHS Group or the UHS Affiliates receive after the Hospital Closing Date in respect of any assets not transferred or intended to be transferred to the UHS Group as part of the C/HCA Assets under this Agreement.

                   (c) Payment of Liabilities. Following the Hospital Closing Date C/HCA agrees to discharge in accordance with their terms the C/HCA Assumed Liabilities and the C/HCA Excluded Liabilities, respectively. As used herein, "C/HCA Assumed Liabilities" means those liabilities of the UHS Affiliates that are included within the definition of Assumed Liabilities herein and have been assumed by C/HCA according to the terms of this Agreement.

            9.2    C/HCA to Act as Agent for the UHS Affiliates and UHS of
Delaware.

                   (a) This Agreement shall not constitute an agreement to assign any contract right included among the Assets if any attempted assignment of the same without the consent of the other party thereto would constitute a breach thereof or in any way adversely affect the rights of the UHS Affiliates or UHS of Delaware thereunder. If such consent is not obtained or if any attempted assignment would be ineffective or would adversely affect the UHS Affiliates' rights thereunder so that C/HCA would not in fact receive all such rights, then the UHS Affiliates shall cooperate with C/HCA in any reasonable arrangement in order to obtain for C/HCA the benefits thereunder, including the enforcement of any and all rights of the UHS Affiliates arising out of any breach or cancellation by any other party thereto. If after the Hospital Closing Date, any previously unobtained consent shall be obtained, C/HCA shall assume such contract and the UHS Affiliates shall be deemed to have assigned it to C/HCA as of the Hospital Closing Date. Notwithstanding any of the foregoing provisions, all expenses and liabilities arising after the Hospital Closing Date pursuant to any contract as to which a necessary consent shall have not been obtained but the benefits of which are accepted by C/HCA shall be for the account of C/HCA, and the UHS Affiliates shall be promptly reimbursed by C/HCA for any expenses or liabilities which the UHS Affiliates may be required to pay with respect thereto. Anything in this Section to the contrary, C/HCA may elect not to proceed with the transactions contemplated hereby, if any contract is not assigned to it with the requisite consent.

                   (b) Delivery of Property Received by the UHS Affiliates, UHS or C/HCA After the Hospital Closing. From and after the Hospital Closing, C/HCA shall have the right and authority to collect, for the account of C/HCA, all assets which shall be transferred or are intended to be transferred to C/HCA as part of the UHS Assets as provided in this Agreement. The UHS Affiliates and UHS of Delaware agree that they will transfer or deliver to C/HCA, promptly after the receipt thereof, any cash or other property which the UHS Affiliates and UHS of Delaware receive after the Hospital Closing Date in respect of any assets transferred or intended to be transferred to C/HCA as part of the UHS Assets under this Agreement and shall cooperate in endorsing to C/HCA any checks or drafts received by C/HCA which relate to the UHS Assets.
In addition, C/HCA agrees that it will transfer or deliver to the UHS Affiliates, promptly after receipt thereof, any cash or other property which C/HCA receives after the Hospital Closing Date in respect of any assets not transferred or intended to be transferred to C/HCA as part of the UHS Assets under this Agreement.

                   (c) Payment of Liabilities. Following the Hospital Closing Date the UHS Affiliates agree to discharge in accordance with their terms the UHS Assumed

Liabilities and the UHS Excluded Liabilities, respectively. As used herein, "UHS Assumed Liabilities" means those liabilities of C/HCA that are included within the definition of Assumed Liabilities herein and have been assumed by UHS Sub according to the terms of the Agreement.

                   (d) Conveyance Restriction. The UHS Group, the UHS Affiliates and UHS of Delaware agree that for a period of ten years from the Hospital Closing Date, without the prior consent of the Federal Trade Commission, the UHS Group, the UHS Affiliates and UHS of Delaware will not reconvey the C/HCA Assets to anyone, other than an affiliate of UHS, who operates an acute care hospital in Richmond and Columbia Counties, Georgia or Aiken County, South Carolina.

     10.    Survival of Representations; Indemnification.

            10.1 Survival of Representations, Etc. All representations and warranties contained in this Agreement shall survive the Hospital Closing and shall remain in full force and effect until the expiration of three years from the Hospital Closing Date, and, thereafter, in any case, to the extent a claim is made prior to such expiration with respect to any breach of such representation or warranty until such claim is finally determined or settled; provided, however, that (i) the representations and warranties of C/HCA contained in Sections 3.14, 3.17, 3.18, 3.19, 3.20 and 3.24 of this Agreement and the representations and warranties of the UHS Group, the UHS Affiliates and UHS of Delaware contained in Sections 4.14, 4.17, 4.18, 4.19, 4.20 and 4.24 shall remain in full force and effect until the expiration of the applicable statute of limitations and (ii) the representations and warranties of C/HCA contained in Sections 3.2 and 3.6(b) of this Agreement and the representations and warranties of the UHS Group, the UHS

Affiliates and UHS of Delaware contained in Sections 4.2 and 4.6(b) shall survive indefinitely.

            10.2 Indemnification by C/HCA. C/HCA shall defend and indemnify UHS, UHS Sub, the UHS Affiliates and UHS of Delaware and hold UHS, UHS Sub, the UHS Affiliates and UHS of Delaware, their respective officers, directors, employees and agents, successors and assigns (collectively all such parties the "UHS Indemnified Persons"), wholly harmless from and against any and all losses, liabilities, damages, costs (including, without limitation, court costs and costs of appeal) and expenses (including, without limitation, reasonable attorneys' fees) (collectively, "Losses") that the UHS Indemnified Persons incur as a result of, or with respect to:

                   (a) any material inaccuracy in or material breach of any representation or warranty, or any failure to substantially fulfill the obligations of any covenant or agreement of C/HCA contained in this Agreement to the extent the UHS Indemnified Persons suffer damage by reason of such breach;

                   (b) except as expressly assumed by the UHS Group under this Agreement and except for claims, causes of action, liabilities or obligations relating to the condition of the C/HCA Assets or relating to environmental matters, any claim or cause of action against or liability or obligation (actual or alleged), of any nature whatsoever of C/HCA arising out of or relating to the use or operation of the C/HCA Hospitals or any other business of C/HCA prior to the Hospital Closing Date, or any act or omission of C/HCA, or any of their agents, employees, or officers, occurring prior to the Hospital Closing Date, including, without limitation, any claim or cause of action arising out of or relating to any act of malpractice occurring prior to or on the Hospital Closing Date.

            10.3 Indemnification by the UHS Group, the UHS Affiliates and UHS of Delaware. UHS, UHS Sub, the UHS Affiliates and UHS of Delaware, jointly and severally, shall defend and indemnify C/HCA and hold C/HCA, its officers, directors, employers and agents, successors and assigns (collectively, all such parties the "C/HCA Indemnified Persons") wholly harmless from and against any and all Losses that the C/HCA Indemnified Persons incur as a result of, or with respect to:

                   (a) any material inaccuracy in or material breach of any representation or warranty, or any failure to substantially fulfill the obligations of any covenant or agreement of UHS, UHS Sub, the UHS Affiliates or UHS of Delaware contained in this Agreement to the extent the C/HCA Indemnified Persons suffer damage by reason of such breach;

                   (b) except as expressly assumed by C/HCA under this Agreement and except for claims, causes of action, liabilities or obligations relating to the condition of the UHS Assets or relating to environmental matters, any claim or cause of action against or liability or obligation (actual or alleged), of any nature whatsoever of UHS, UHS Sub, the UHS Affiliates or UHS of Delaware arising out of or relating to the use, operation or ownership of the UHS Hospitals or any other business of the UHS Affiliates or UHS of Delaware prior to the Hospital Closing Date, or any act or omission of the UHS Affiliates, or any of their agents, employees, or officers, occurring prior to the Hospital Closing Date, including, without limitation, any claim or cause of action arising out of or relating to any act of malpractice occurring prior to or on the Hospital Closing Date.

                   (c) any Loss solely caused by the transfer of the UHS Assets to UHS of Delaware by the UHS Affiliates prior to the transfer of the UHS Assets by UHS of Delaware to C/HCA which would not have been incurred but for the involvement of UHS of Delaware in the transaction.

                   (d) any Losses arising out of the ongoing sales tax audit at the California Hospital for periods prior to the Hospital Closing Date.

            10.4 Procedure for Indemnification. The following procedure shall apply with respect to any claims or proceedings covered by the foregoing agreements to indemnify and hold harmless:

                   (i) The party who is seeking indemnification (the "Claimant") shall give written notice to the party from whom indemnification is sought (the "Indemnitor") promptly after the Claimant learns of the claim or proceeding (with respect to breaches of representations and warranties only) but not later than the period after the Hospital Closing Date (if any) specified in
            Section 10.1 hereof; provided that the failure to give such notice shall not relieve the Indemnitor of its obligations hereunder if the Claimant uses its best efforts to mitigate Claimant's damages, except to the extent it is actually damaged thereby.

                   (ii) With respect to any third-party claims or proceedings as to which the Claimant is entitled to indemnification, the Indemnitor shall have the right to select and employ counsel of its own choosing to defend against any such claim or proceeding, to assume control of the defense of such claim or proceeding, and to compromise, settle or otherwise dispose of the same, if the Indemnitor deems it advisable to do so, all at the expense of the Indemnitor; provided, however that the Claimant may also employ counsel, of its own choosing, at its sole expense. The parties will fully cooperate in any such action, and shall make available to each other any books or records useful for the defense of any such claim or proceeding. The Claimant may elect to participate in the defense of any such third party claim, and may, at its sole expense, retain separate counsel in connection therewith. Subject to the foregoing the Claimant shall not settle or compromise any such third party claim without the prior consent of the Indemnitor, which consent shall not be unreasonably withheld.

            10.5   Limitations on Indemnification Rights.

                   Indemnification shall be due only to the extent of the loss or damage actually suffered (i.e., reduced by any offsetting or related asset or service received and by any recovery from any third party, such as an insurer). No claim for indemnification for breach of any representation or warranty (but not claims under Section 10.2(b), 10.3(b) or 10.3(c) by Claimant under this Agreement) may be made more than three years after the Hospital Closing Date, except that any claim or breach of the representations or covenants contained in Sections 3.14, 3.17, 3.18, 3.19, 3.20, 3.24, 4.14, 4.17,
4.18, 4.19, 4.20, and 4.24 may be made within six months of expiration of statute of limitations.

     11.    Entire Agreement; Modification, Waiver.

            This Agreement and its Schedules and Exhibits constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement will be binding unless executed in writing by all of the parties. No waiver of any of the provisions of this Agreement will be deemed, or will constitute, a waiver of any other provisions, whether or not similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.

     12.    Expenses.

            The parties shall each bear their respective legal, accounting and other expenses in connection with the transactions contemplated hereby whether or not the transaction is consummated.

     13.    Further Assurances.

            The parties from time to time will execute and deliver such additional documents and instruments and take such additional actions as may be necessary to carry out the transactions contemplated by the Agreement.

     14.    Successors and Assigns; Assignment.

            This Agreement will be binding on, and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns.

     15.    Notices.

            All notices, requests, demands and other communications required or permitted to be given or made under this Agreement will be in writing and will be delivered personally or will be sent postage prepaid by United States registered or certified mail, return receipt requested or by overnight courier service as follows:

            (a)    To C/HCA at:
                   Columbia/HCA Healthcare Corporation
                   One Park Plaza
                   Nashville, Tennessee 37202
                   Attention: Senior Vice President Development
                   Facsimile Number:  615/320-2137

                   with a copy to:

                   Legal Department
                   Columbia/HCA Healthcare Corporation

                   One Park Plaza
                   Nashville, Tennessee  37203
                   Attention:  General Counsel
                   Facsimile Number:  615/320-2598

            (b)    To UHS, UHS Sub, UHS Affiliates or UHS of Delaware at:
                   Universal Health Services, Inc.
                   Universal Corporate Center
                   367 South Gulph Road
                   King of Prussia, Pennsylvania  19406
                   Attention:  President
                   Facsimile Number:  610/768-3318
                   with a copy to:

                   Universal Health Services, Inc.
                   Universal Corporate Center
                   367 South Gulph Road
                   King of Prussia, Pennsylvania 19406
                   Attention: General Counsel
                   Facsimile Number:

     16.    Governing Law.

            This Agreement will be construed in accordance with, and governed by, the laws of the State of South Carolina.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of March 16, 1995.

                                        UNIVERSAL HEALTH SERVICES, INC.



                                        By:    Steve Filton
                                           --------------------------
                                               Steve Filton


                                        AIKEN REGIONAL MEDICAL CENTERS, INC.



                                        By:    Steve Filton
                                           --------------------------
                                               Steve Filton

                                        DALLAS FAMILY HOSPITAL, INC.



                                        By:    Steve Filton
                                           --------------------------
                                               Steve Filton


                                        WESTLAKE FAMILY HOSPITAL, INC.



                                        By:    Steve Filton
                                           --------------------------
                                               Steve Filton


                                        UHS OF DELAWARE, INC.


                                        By:    Steve Filton
                                           --------------------------
                                               Steve Filton


                                        C/HCA DEVELOPMENT, INC.

                                        By:    Joseph D. Moore
                                           --------------------------
                                               Joseph D. Moore
                                               Senior Vice President

                                   GUARANTEE

     Universal Health Services, Inc., a Delaware corporation, hereby unconditionally guarantees all obligations of Dallas Family Hospital, Inc., Westlake Medical Center, Inc., Aiken Regional Medical Centers, Inc. and UHS of Delaware, Inc. hereunder. In case of any breach by Dallas Family Hospital, Inc., Westlake Medical Center, Inc., Aiken Regional Medical Centers, Inc. and UHS of Delaware, Inc. of their obligations hereunder, C/HCA may proceed without notice against UHS immediately without first proceeding against Dallas Family Hospital, Inc., Westlake Medical Center, Inc., Aiken Regional Medical Centers, Inc. and UHS of Delaware, Inc.


                                 UNIVERSAL HEALTH SERVICES, INC.



                                 By:    Steve Filton
                                    -------------------------
                                        Steve Filton

March 16, 1995

                                   GUARANTEE

     HCA - Hospital Corporation of America, a Delaware corporation, hereby unconditionally guarantees all obligations of C/HCA Development, Inc. hereunder to the same extent if HCA - Hospital Corporation of America is a party hereto. In case of any breach by C/HCA Development, Inc. of its obligations hereunder, UHS, the UHS Affiliates and UHS of Delaware may proceed without notice against HCA-Hospital Corporation of America immediately without first proceeding against C/HCA Development, Inc.


                                 HCA - HOSPITAL CORPORATION OF AMERICA


                                 By:    Joseph D. Moore
                                    -------------------------
                                        Joseph D. Moore
                                        Senior Vice President

March 16, 1995

                                   EXHIBIT A

                          CONFIDENTIALITY OBLIGATIONS


            Until the Hospital Closing Date, each party shall keep all information obtained from any other party either before or after the date of this Agreement confidential, and no party shall reveal such information to, nor produce copies of any written information for, any person outside its management group or its professional advisors without the prior written consent of the other parties, unless such party is compelled to disclose such information by judicial or administrative process or by any other requirements of Law. If the transactions contemplated by this Agreement should fail to close for any reason, each party shall return to the original provider as soon as practicable all originals and copies of written information provided to such party by or on behalf of any other party and none of such information shall be used by any party, or their employees, agents or representatives in the business operations of any party. Notwithstanding the foregoing, each party's obligations hereunder shall not apply to any information or document which is or becomes available to the public other than as a result of a disclosure by such party in violation of this Agreement or other obligation of confidentiality under which such information may be held or becomes available to the party on a non-confidential basis from a source other than such other party or its officers, directors, employees, representatives or agents. The parties' obligations hereunder shall survive the termination of this Agreement.

                          [LETTERHEAD OF COLUMBIA/HCA]



April 28, 1995


Universal Health Services, Inc.
Attention:  President
Universal Corporate Center
367 South Gulph Road
King of Prussia, Pennsylvania 19406

     RE:  Amendment to Asset Exchange Agreement

Gentlemen:

     This letter amends the Asset Exchange Agreement by and among C/HCA Development, Inc., Universal Health Services, Inc., Aiken Regional Medical Centers, Inc., Dallas Family Hospital, Inc., Westlake Medical Center, Inc., and UHS of Delaware, Inc. dated March 16, 1995, as follows:

     1. The "Hospital Closing Date" as such term is defined in the Agreement shall be May 31, 1995 and the "Effective Time" as such term is defined in the Agreement shall be 12:01 a.m. on June 1, 1995.

     2. The "Cash Deposit" as such term is defined in the Agreement shall mean $45,029,155.

     3.     At the Hospital Closing, Schedule 1.3 shall be amended to delete therefrom "Hyperbaric chamber units".

     4. At the Hospital Closing, Schedule 1.2 shall be amended to add thereto "Hyperbaric chamber units relating to the California Hospital."

     5. At the Hospital Closing, Schedule 4.11 shall be amended to add to the list of contracts which will be assumed the lease agreement dated as of August 22, 1994 between Westoaks Orthopaedic Medical Group, Inc. and Westlake Medical Center.

     All terms left undefined herein shall have the meaning set forth in the Agreement. Other than as set forth herein the terms of the Agreement shall remain unmodified and in full force and effect.

     If you are in agreement with the above amendments to the Asset Exchange Agreement, please execute this letter where indicated below.

                                        Very truly yours,

                                        C/HCA DEVELOPMENT, INC.


                                        By:    Joseph D. Moore
                                           ----------------------------
                                               Joseph D. Moore
                                               Senior Vice President -
                                                 Development

UNIVERSAL HEALTH SERVICES, INC.


By:   Kirk Gorman
   ------------------------------------------

Title:  CFO/Sr. V.P./Treasurer
      ---------------------------------------

AIKEN REGIONAL MEDICAL CENTERS, INC.


By:   Kirk Gorman
   ------------------------------------------

Title:  Treasurer
      ---------------------------------------

DALLAS FAMILY HOSPITAL, INC.


By:   Kirk Gorman
   ------------------------------------------

Title:  Treasurer
      ---------------------------------------

WESTLAKE MEDICAL CENTER, INC.


By:   Kirk Gorman
   ------------------------------------------

Title:  Treasurer
      ---------------------------------------

UHS OF DELAWARE, INC.


By:   Kirk Gorman
   ------------------------------------------

Title:  Treasurer
      ---------------------------------------

                          [LETTERHEAD OF COLUMBIA/HCA]



May 25, 1995


Universal Health Services, Inc.
Attention:  President
Universal Corporate Center
367 South Gulph Road
King of Prussia, Pennsylvania 19406

         RE:  Amendment to Asset Exchange Agreement

Gentlemen:

         This letter amends the Asset Exchange Agreement by and among C/HCA Development, Inc., Universal Health Services, Inc., Aiken Regional Medical Centers, Inc., Dallas Family Hospital, Inc., Westlake Medical Center, Inc., and UHS of Delaware, Inc. dated March 16, 1995, such that the time period stated in
Section 5.9 and Section 5.10 of such agreement shall be "two (2) years from the Hospital Closing Date" in lieu of "four (4) years from the Hospital Closing Date."

         All terms left undefined herein shall have the meaning set forth in the Agreement. Other than as set forth herein the terms of the Agreement shall remain unmodified and in full force and effect.

         If you are in agreement with the above amendments to the Asset Exchange Agreement, please execute this letter where indicated below.

                                        Very truly yours,

                                        C/HCA DEVELOPMENT, INC.


                                        By:Joseph D. Moore
                                           ---------------------------
                                           Joseph D. Moore
                                           Senior Vice President -
                                            Development

UNIVERSAL HEALTH SERVICES, INC.


By:   Bruce Gilbert
   --------------------------------------

Title:  General Counsel and Secretary
      -----------------------------------


AIKEN REGIONAL MEDICAL CENTERS, INC.


By:   Bruce Gilbert
   --------------------------------------

Title:  Secretary
      -----------------------------------

DALLAS FAMILY HOSPITAL, INC.


By:   Bruce Gilbert
   --------------------------------------

Title:  Secretary
      -----------------------------------

WESTLAKE MEDICAL CENTER, INC.


By:   Bruce Gilbert
   --------------------------------------

Title:  Secretary
      -----------------------------------

UHS OF DELAWARE, INC.


By:   Bruce Gilbert
   --------------------------------------

Title:  Secretary
      -----------------------------------

June 9, 1995



Universal Health Services, Inc.
Attention: President
Universal Corporate Center
367 South Gulph Road
King of Prussia, Pennsylvania 19406

         RE:     Amendment to Asset Exchange Agreement

Gentlemen:

         This letter amends the Asset Exchange Agreement by and among C/HCA Development, Inc., Universal Health Services, Inc., Aiken Regional Medical Centers, Inc., Dallas Family Hospital, Inc., Westlake Medical Center, Inc., and UHS of Delaware, Inc. dated March 16, 1995 (the "Agreement"), the "Hospital Closing Date" as such term is defined in the Agreement shall be July 31, 1995 and the "Effective Time" as such term is defined in the Agreement shall be 12:01 a.m. on August 1, 1995.

         All terms left undefined herein shall have the meaning set forth in the Agreement. Other than as set forth herein the terms of the Agreement shall remain unmodified and in full force and effect.

         If you are in agreement with the above amendments to the Asset Exchange Agreement, please execute this letter where indicated below.

                                Very truly yours,

                                C/HCA DEVELOPMENT, INC.


                                By:     Joseph D.Moore
                                   --------------------------------------
                                        Joseph D. Moore
                                        Senior Vice President-Development


                                UNIVERSAL HEALTH SERVICES, INC.

                                By:     Bruce Gilbert
                                   --------------------------------------
                                        Bruce Gilbert
                                        General Counsel and Secretary

Universal Health Services, Inc.
June 9, 1995
Page 2


AIKEN REGIONAL MEDICAL CENTERS, INC.


By:      Bruce Gilbert
   --------------------------------
         Bruce Gilbert
         Secretary


DALLAS FAMILY HOSPITAL, INC.


By:      Bruce Gilbert
   -------------------------------
         Bruce Gilbert
         Secretary


WESTLAKE MEDICAL CENTER, INC.


By:      Bruce Gilbert
   ------------------------------
         Bruce Gilbert
         Secretary


UHS OF DELAWARE, INC.


By:      Bruce Gilbert
   ------------------------------
         Bruce Gilbert
         Secretary